UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2020

COLLECTABLE SPORTS ASSETS, LLC

(Exact name of issuer as specified in its charter)

Delaware	84-4533006
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

333 Westchester Ave., Suite W2100, White Plains, NY, 10604

(Full mailing address of principal executive offices)

(914) 372-7337
(Issuer’s telephone number, including area code)

www.collectable.com
(Issuer’s website)

SERIES#RUTHGEHRIGBALL; SERIES #CURRYBASKET; SERIES #LEBRONROOKIE; SERIES #MANTLEMINT1953; SERIES #JORDANPSA10; SERIES #MAHOMESROOKIE; SERIES #JACKIEROBINSONAUTOBAT; SERIES #ALIWBCBELT.

(Securities issued pursuant to Regulation A)

In this Annual Report, references to “we,” “us,” “our,” “Collectable Sports Assets,” or the “Company” mean Collectable Sports Assets, LLC, a Delaware series limited liability company.

THIS ANNUAL REPORT MAY CONTAIN “FORWARD-LOOKING” STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD LOOKING STATEMENTS IN THIS REPORT INCLUDES INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND FORWARD-LOOKING INFORMATION GENERALLY CAN BE IDENTIFIED BY FORWARD-LOOKING TERMINOLOGY, SUCH AS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS OR THE NEGATIVE THEREOF. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SUCH AS GENERAL ECONOMIC CONDITIONS AND THE MARKET FOR COLLECTABLE SPORTS MEMORABILIA. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. WE HEREBY EXPRESSLY DISCLAIM ANY INTENTION TO UPDATE ANY FORWARD-LOOKING INFORMATION CONTAINED IN THIS REPORT UNLESS REQUIRED BY LAW TO DO SO.

Item 1. Description of Business

Overview

The collectible sports memorabilia market, a multi-billion-dollar industry is characterized by: (i) a small number of collectors who have the financial means to acquire and financially benefit from blue-chip sports assets and (ii) a large number of sports memorabilia enthusiasts who have equivalent knowledge and passion for such assets, but with limited or no current mechanisms to benefit financially from or enjoy certain benefits of ownership of the assets  in the highest value segment. This dichotomy and the disproportionate access to the upper end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an asset class that, to date, they have passively watched deliver returns to a select group of individual collectors.  Furthermore, those who can afford ownership of blue-chip collectible assets are often faced with purchasing barriers such as: high fees and minimums from auction houses and gatekeepers, lack of transparency from sellers or dealers, questionable authentication of items, asset hoarding by collectors, and even poor discoverability and filterability from established marketplaces. Simply put, the costs of investing in this asset class are high and transaction volumes are low with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth in this asset class remains largely inaccessible to most.

We believe that Collectable Sports Assets, LLC is the solution to this problem. In creating fractional ownership investment opportunities for collectibles, we aim to provide accessibility, enhanced security, increased socialization and community, and a fully regulated approach to memorabilia ownership.

We have targeted and plan continue to target the acquisition or consignment of sports collectible assets ranging in price anywhere from $10,000 to $20,000,000. Our mission is to democratize wealth accumulation within this asset class by providing access, liquidity and transparency within the class.

Market Opportunity

Collectable Sports Assets, LLC has focused and intends to predominantly focus on the blue-chip sports memorabilia niche. According to proprietary research and cross-referenced with a study conducted by Charles River Ventures, the United States sports memorabilia market amounts to $5.4 billion annually, including total gross merchandise value (GMV) from eBay, independent auction houses, online retail venues, and other sources.  Excluded in the calculation were anything relating to sports apparel or mass-produced sports items that may be confused with unique memorabilia. The calculation also does not include the value of modern sports cards, a conservative approach that may be amended due to the valuations of contemporary sports memorabilia stabilizing and improving in recent years.

As recently as 2017, the following statistics provided a view of the sports memorabilia breakdown:

·	eBay: $4.7 billion (87% of total sports memorabilia volume). eBay generated $84 billion in gross merchandise volume in 2017. Extrapolating data from their net revenue by geographic breakdown, we estimate that 43% of marketplace GMV came from the U.S. As such, we estimate the (GMV) of eBay’s U.S. marketplace is $36 billion in 2017. According to an academic study, sports memorabilia constitute 13% of all eBay sales and represents one of the company’s top five categories by transaction volume, according to an eBay report.

·	Online/Miscellaneous: $400 million (7% of total sports memorabilia volume). Quantifying the total sales volume of all private sales from retailers, hobby shops, trade shows, Craigslist and other small marketplaces is difficult; however, we can confidently assert the total from all the above would exceed the total sales of all independent auction houses, if only from the sheer volume of sellers in this category. For example, at the National Sports Collectors Convention, there are generally 30 dealers with booths for every one auction house represented on the floor. We conservatively set the total sales number at $400 million annually.

·	Independent Auction Houses: $290 million (5% of total sports memorabilia volume). There are roughly 100 auction houses specializing in sports specializing in sports memorabilia. Heritage Auctions is the largest in terms of annual sales, with $100 million in 2017, of which $63 million constituted auction sales and the balance flowing through private transactions. The next five biggest auction houses tracked through Collectable’s own data collection generated about $90 million in sales in 2017. We conservatively estimate the remaining 90 or so auction houses generate about $100 million total in sports memorabilia auction sales.”

·	Auction House Private Sales: $62.5 million (1% of total sports memorabilia volume). The offline segment is nearly impossible to estimate because its sales data is not published anywhere, and there are few if any trade associations that track the data. However, using Heritage Auction House’s ratio of auctions-to-private sales as a reference point for the remaining auction houses (65% to 35%, or more conservatively 75% to 25%), we can estimate an additional $62.5 million in private sales conducted by the auction houses.

The collectible sports memorabilia market is opaque and fragmented. We believe there is a significant opportunity for any company that can develop a platform to make the market more liquid and transparent for investors of all means and backgrounds, and thus increase participation in the asset class overall.

According to Forbes and Boxes CEO Richard Engel, there are over 200 million collectors of varying types worldwide, and 33% of collectors either currently own or have previously owned at least one sports collectible in their lifetimes. As such, the overall market on trading cards and sports memorabilia could reach 67 million people.

We expect the sports collectibles market to grow and present unique opportunities moving forward as a result of demand stemming from investors looking for an uncorrelated alternative asset class and an increase in global wealth. We believe that the sports collectibles market is well-positioned to drive growth in the upcoming years.

Furthermore, demand for sports collectibles continues to accumulate. Despite deemed “the most populist of passion assets”, the bulk of the wealth in the industry centers around the domestic baby boomers. Yet, the sports collectibles industry continues to experience tailwinds from millennial and foreign buyers. According to the Wall Street Journal, millennial and members of Generation Z are attracted to sports memorabilia because their familiarity with sports makes collecting “more digestible as a passion and hobby.” Foreign buyers have been jumping into the market due to the proliferation and success of international sports stars, such as Yao Ming of China and Luka Doncic of Slovenia.

We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies and returns in traditional asset classes such as stocks and investment grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which are expected to continue to make these a more permanent component of investment strategies broadly.

Mission

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the asset class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity interests in the highest quality collectible assets through a seamless investment experience. As well, we expect to provide at some point the opportunity for Investors to participate in a unique collective ownership experience, including museum or retail locations and social events, as part a premium membership program that we intend to develop. The objective is to use revenue generated from these premium pembership programs to fund the highest caliber of care for the memorabilia or collectable assets (the “Underlying Asset”) in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, which could lead to the potential generation of free cash flow distributions to Investors in the Underlying Assets.  Our Manager, CS Asset Manager, LLC, (the “Manager or Asset Manager”) however in its discretion may maintain free cash flow funds in a deposit account or an investment account for the benefit of the various series that we have issued.

Collectors and dealers interested in selling their sports memorabilia are expected to benefit from greater liquidity, lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting such assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

An investment in any series of LLC interests (a “Series”) issued by the Company represents an investment in that particular Series and, indirectly, in the sports collectible asset owned by that series and does not represent an investment in the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series. However, we expect that the operations of the Company, including the issuance of additional Series and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection through premium membership programs that we intend to develop. We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of Underlying Assets for the benefit of the Investors. The Company, with the support of the Manager and its affiliates, aims to provide:

•	Investors with access to the highest quality memorabilia assets for investment, portfolio diversification and secondary market liquidity for their Interests, although there can be no guarantee that an active secondary market will ever develop.

•	Asset Sellers with greater market transparency and pricing insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain equity positions in assets via the retention of equity interests in Offerings. It is our intention to develop methods by which we can “test the waters” as it pertains to pricing and demand for items in consideration, offering an additional layer of price discovery for sellers.

•	Our clients with a premium, highly curated, engaging memorabilia asset media experience, including virtual museum features and multi-media storytelling.

•	Our clients with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of tangible interactions in unique collective ownership experiences (together, the “Premium Membership Programs”) such as:

I.	warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions or events where users can view the Underlying Assets in person and interact with each other in a social environment.

II.	gain access to athletes, expert collector consultations, exclusive benefits, discounted access to events;

III.	asset sponsorship models (e.g., corporate sponsors or individuals pay for assets to appear in movies, commercials or at events); and

IV.	Other asset-related products (e.g., merchandise, social networking, communities).

We believe that a core principle of sports memorabilia asset collecting should be the enjoyment of the assets. As such, one of the goals of the Premium Membership Programs will be to operate the asset profitably (i.e., generate revenues in excess of Series operating expenses through the Premium Membership Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. The Premium Membership Programs, with appropriate controls and incentives, and active monitoring by the Manager or Asset Manager, should enable a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager or Asset Manager consider it beneficial to investors, we plan to include all the Underlying assets, in the sole discretion of the Manager, in any Premium Membership Programs that we develop. Our objective is to become a leading marketplace for investing in quality memorabilia assets and to provide investors with financial returns commensurate with returns in the assets , to enable deeper and more meaningful participation by collectible asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class memorabilia asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is somewhat new to the memorabilia and collectibles industry, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as memorabilia and collectibles dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the memorabilia and collectibles industry, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Underlying Assets that the Company competes for. In addition, almost all these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also other start-up models around shared ownership of memorabilia and collectibles, developing in the industry, which will result in additional competition for Underlying Assets, including models which securitize ownership through the regulated securities market.

With the continued increase in popularity of the memorabilia and collectibles market, we expect competition for the Underlying Assets to intensify in future. Increased competition may lead to increased memorabilia and collectibles prices, which will reduce the potential value appreciation that Interest Holders may be able to achieve by owning Interests in the Company’s Offerings and will decrease the number of high-quality assets the Company can securitize.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, art or wine, who may decide to enter the memorabilia and collectibles as well.

Customers

We target the broader U.S. memorabilia and collectibles enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed (8) eight Offerings in 2020 and (54) fifty-four Offerings in 2021.

Manager

The Operating Agreement designates the “Manager”, CS Asset Manager, LLC as the managing member of the Company. CS Asset Manager, LLC is owned by Collectable Technologies, Inc. The Manager will generally not be entitled to vote on matters submitted to the Interest Holders. The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series or any of the interest holders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all interests of the Company may elect a successor managing member. Holders of interests in each Series of the Company have the right to remove the Manager as manager of the Company, by a vote of two-thirds of the holders of all interests in each Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of the Company. If so convicted, the Manager shall call a meeting of all holders of every Series of within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as manager of the Company and each Series. If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting. [ In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the operating agreement shall apply.] The operating agreement and all amendments are filed (or incorporated by reference as exhibits to this report). In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of any Series.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Manager in managing the Underlying Assets and to advise the Manager and certain other matters associated with the business of the Company and the various Series . The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the interest holders of any Series.

Operating Expenses

Each Series is only responsible for the operating expenses associated with such Series, as determined by the Manager and not the operating expenses related to any other Series. Upon the closing of an offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)	any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;
(ii)	fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series , including any blue-sky filings required in certain states and any annual audit of the accounts of such Series (if applicable);
(iii)	fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series;
(iv)	fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series;
(v)	any indemnification payments;
(vi)	any and all insurance premiums or expenses incurred in connection with the Underlying Asset; and
(vii)	any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.

The Manager or Asset Manager has agreed to pay and not be reimbursed for operating expenses incurred prior to the Closing of any of the Series.  The Manager or Asset Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying assets).

If the operating expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any operating expense reserves on the balance sheet of the Series, the Manager or Asset Manager may (a) pay such operating expenses and not seek reimbursement, (b) loan the amount of the operating expenses to the Series, on which the Manager or Asset Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future gains generated by the Underlying Asset related to such Series, and, or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its affiliates

The operating agreement provides that none of the Manager, or its affiliates, the Asset Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any interest holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Manager or Asset Manager will be paid an annual Management Fee pursuant to the Asset Management Agreement, equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period. The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow, as defined, to the interest holders.

Asset Selection

Each of the assets that we offer will be sourced by our expert investment committee and will satisfactorily meet our four BASE criteria: Benchmarks, Authenticity, Significance, Earnings Potential. For each criterion, we will examine the following factors:

·	Benchmarks: realized prices at auction, sell-through rate indicators, if demand is expected to exceed supply.

·	Authenticity: reputable source, recently and reliably graded, certified authenticity.

·	Significance: importance to sports history, continued cultural relevance, collector and investor opinions, macro market trends.

·	Earnings Potential: Prospected appreciation, market momentum, liquidity, frequency of sales, purchase price and terms.

It is our objective to acquire a diverse collection of top tier sports collectibles. We will pursue investments opportunistically whenever we can leverage our industry-specific knowledge, unique sourcing angle or our relationships to bring compelling investment opportunities to investors. We aim to acquire only the highest of caliber assets and to appropriately maintain, monitor and manage the collection for continued value appreciation and to enable respectful enjoyment and utilization by the investors and potential losses.

We anticipate that our Advisory Board will assist in the identification of memorabilia assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager or Asset Manager and in the future with the consultation of members of the Company’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as value preservation potential. The Manager or Asset Manager, with guidance from the members of the Company’s Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, and highest possible quality grades, to the extent that such metrics exist in a particular sub-sector (e.g., trading cards) and other related records. The Manager or Asset Manager, with guidance from members of the Company’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors. The Manager or Asset Manager, with guidance from members of the Company’s Advisory Board, will review asset selection criteria at least annually. The Manager or Asset Manager intends to seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Manager or Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. We aim to bring together a significantly larger number of potential buyers with asset sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional method in the asset class and with significantly lower transaction and holding costs.

Asset Acquisition

The Company plans to acquire Underlying Assets through various methods:

1.	Consignment – the Company enters into an agreement with an Asset Seller to market an Underlying Asset. The owner of the Underlying Asset, the “consignor,” retains full ownership of the Underlying Asset until the related Series closes. Upon closing the Series, the consignor will be paid the consignment price established by the consignor.

2.	Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

3.	Purchase agreement – the Company enters into an agreement with an asset seller to acquire an Underlying Asset, which may expire prior to the closing of the offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the closing

4.	Purchase option agreement – the Company enters into a purchase option agreement with an asset seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

In the case where an Underlying Asset is acquired prior to the launch or closing, as the case may be, of the offering process for the related Series, the proceeds from the associated offering, net of any brokerage fee, offering expenses or other acquisition expenses or sourcing fee, may be used, in whole or in part, to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

Sometimes, rather than pre-purchasing an Underlying Asset before the closing of an offering, the Company may negotiate with asset sellers for the exclusive right to market an Underlying Asset to Investors for a period of time (the “Exclusivity Period”). The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an asset seller for an Underlying Asset, which would close simultaneously upon the closing of the offering of interests in the Series associated with that Underlying Asset. Then, upon closing a successful offering, the asset seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset).

Additional details on the acquisition method for each Underlying Asset can be found in the Offering Circulars of each respective Series.

Asset Liquidity

The Company intends to hold and manage all the assets indefinitely. Liquidity for investors would be obtained principally through increases in the value if Underlying Assets and monetization (i.e., sale) of those assets. Investors also could realize liquidity by transferring their Interests in a Series, although there is no assurance that any secondary market, if one were to develop, would continue to exist for any period of time. Should an offer to liquidate an Underlying Asset materialize and be in the best interest of the investors, as determined by the Manager, the Manager, with guidance from the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an Underlying Asset become obsolete (e.g., due to lack of investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset. As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding for any operating expenses, on the Underlying Asset or of the Series at that time).

Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Underlying Assets of equivalent value and always as recommended by the Advisory Board.

Legal Proceedings

None of the Company, any Series, the Manager or Asset Manager or any director or executive officer of the Manager or Asset Manager is presently subject to any material legal proceedings.

(d) For offerings of limited partnership or limited liability company interests, an issuer must comply with the Commission’s interpretive views on substantive disclosure requirements set forth in Securities Act Release No. 6900 (June 17, 1991).

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Company was founded on January 16, 2020 and began developing its technology platform (“Platform”), making business agreements, and acquiring consignable assets to support the business model.  The Company launched its operations in September 2020. Since that time, the Company has begun acquiring assets to consign, has successfully crowdfunded over 75 Series offerings, and completely sold five (5) items off the platform.

The table below shows the series that closed as of December 31, 2020.

Name	Description	Escrow Close
#CURRYBASKET	2009 Signed Rookie Card	10/5/2020
#LEBRONROOKIE	2003 SP Authentic #148 Rookie Card	10/5/2020
#MANTLE1953	53 Topps Mantle PSA Gem-Mint 10	10/5/2020
#JORDANPSA10	1986 FLEER PSA 10	11/5/2020
#MAHOMESROOKIE	2017 Panini Flawless Rookie Patch Autograph Emerald of Patrick Mahomes	11/16/2020
#RUTHGEHRIGBALL	1933 Baseball Signed by Ruth and Gehrig	11/24/2020
#ALIWBCBELT	WBC Title Belt | Rumble in the Jungle	12/21/2020
#JACKIEROBINSONAUTOBAT	Signed Bat 49 MVP	12/21/2020

The table below shows the series that have closed in 2021, as of the date of this filing.

Name	Description	Escrow Close
#KAWHIBASKET	Kawhi Leonard 2012 Prizm Rookie Cards Basket	1/9/2021
#MANTLE1952BOWMANPSA8	1952 Bowman Mickey Mantle PSA 8	1/11/2021
#DURANTCHROMEREFRACTORPSA10	2007 Topps Chrome Refractor	1/11/2021
#18-19BASKETBALLGROWTHBASKET	18-'19 Prizm Silver PSA 10 Basket	1/11/2021
#GIANNISRPA	2013 Panini National Treasures RPA BGS 9	1/13/2021
#CHAMBERLAINHSUNIFORM	1954 High School Uniform	1/14/2021
#MAHOMESEMERALDRPABGS9	2017 Panini Flawless Emerald Rookie Patch Autograph	1/22/2021
#LEBRONBLACKREFRACTOR	2003-04 Topps Chrome Black Refractor BGS 9.5	1/27/2021
#MAGICBIRDDRJ	Magic/Bird/Dr J 1980 Scoring Leader PSA 10	2/1/2021
#JORDAN85NIKEBASKET	50x '85 Nike Promo Basket - SGC Gold/10/9.5	2/11/2021
#BANKS1954PSA9	Banks 1954 Topps PSA 9	2/11/2021
#EMMITTSMITHMVPBASKET	2x Jim Thorpe MVP Awards	2/11/2021
#BRADYROOKIE	2000 SP Authentic PSA 10	2/12/2021

Name	Description	Escrow Close
#KOUFAX1955PSA8.5	1955 Topps #123 PSA 8.5	2/12/2021
#BRADYREEBOKFLAWLESS	2019 Panini Flawless Veteran Basket	2/12/2021
#1986WAX	1986 Fleer Basketball Wax Box	2/15/2021
#TIGERPUTTER	Late 1990's Tournament Used Putter	2/15/2021
#ZIONRPABGS9	2019-20 National Treasures Rookie Patch Auto Stars & Stripes	2/15/2021
#COBBMINTE98	Ty Cobb E98 PSA 10	2/22/2021
#EMMITTSMITH10KJERSEY	10K Yard Rushing Full Uniform	2/22/2021
#JORDANROOKIEJERSEY	Jordan Rookie Game Worn & Signed Rookie Jersey	2/26/2021
#MANTLE1952TOPPSPSA8	1952 Topps #311 PSA NM-MT 8	3/8/2021
#UNITAS1965JERSEY	Unitas '65 Game Worn Baltimore Colts	3/8/2021
#2000PLAYOFFCONTENDERSWAX	2000 Playoff Contenders Factory Sealed Hobby Box	3/9/2021
#GIANNISGOLDIMMACULATE	2013-14 Immaculate Gold Rookie Patch Autograph	3/11/2021
#MOOKIEBETTSGLOVE	18 Gold Glove & MVP Season Glove	3/16/2021
#TIGERSIFORKIDS	1996 SI 4 Kids Tiger Woods PSA 10	3/19/2021
#DONCICBLUEPSA10	2018 Luka Doncic Panini Prizm Blue Refractor Rookie Card PSA 10	3/19/2021
#GLEYBERTORRESORANGE9.5	2015 Bowman Chrome Prospect Autos Orange Refractor Gleyber Torres BGS 9.5	3/24/2021
#TATUMFLAWLESS10	2017 Panini Flawless Rookie Patch Autograph	3/26/2021
#TEDWILLIAMS1939PLAYBALL	1939 Play Ball Rookie Card	3/29/2021
#TRAEYOUNGFLAWLESSBGS9	Trae Young 2018 Panini Flawless Star Rookie Patch Auto /18 BGS 9	3/29/2021
#MAGICBIRDDRJPSA8BASKET	Magic/Bird/Dr J 1980 Scoring Leader PSA 8 Basket - 2x	3/29/2021
#MAYS1951PHOTO	Willie Mays Vintage Photograph - Bowman Image - c1951	3/30/2021
#DWADEULTIMATE	2003-04 Ultimate Collection Dwayne Wade Pristine BGS 10	3/31/2021
#GRETZKYOPEECHEE1979	1979 O-Pee-Chee PSA 9	4/7/2021
#ACUNAGOLD9.5	2017 Bowman Chrome Prospect Autos Gold Refractor Ronald Acuna BGS 9.5	4/7/2021
#BRADYPLAYOFFCONTENDERSBASKET	2x 2000 Playoff Contenders Tom Brady Rookie Card BGS 9	4/8/2021
#COBBVINTAGET206PHOTO	Ty Cobb Vintage Photograph - T206 Image - c1910s	4/8/2021
#MAYS1960PSA9	1960 Willie Mays Topps PSA 9	4/8/2021

Name	Description	Escrow Close
#BettsBlueRefractorBasket	Mookie Betts 2014 Bowman Chrome Prospect Autographs Blue Refractor BGS 9.5 (2x)	4/12/2021
#SeagerOrangeRefractorBasket	2012 Bowman Chrome Prospect Orange Refractor Corey Seager BGS 9.5 - 2X	4/12/2021
#WILTCHAMBERLAIN61PSA9	1961 Fleer #8 PSA Mint 9	4/12/2021
#1969TOPPSBASKETBALLSET	1969 Topps Basketball Complete - Graded 8 & 9	4/14/2021
#MONTANARCPSA10	Joe Montana 1981 Topps Rookie Card PSA 10	4/14/2021
#LEBRONMELOWADETRIORC	LeBron James, Carmelo Anthony, Dwayne Wade 2003 Fleer Crystal #300 PSA Gem Mint 10	4/14/2021
#FRANKROBINSON1957PSA9BASKET	2x 1957 Frank Robinson Topps PSA 9	4/20/2021
#LEBRONEMBLEMSOFENDORSEMENT	2004 Exquisite Collection LeBron James BGS 9	4/22/2021
#MANTLE1956PSA8BASKET	1956 Mickey Mantle Topps PSA 8 NM-MT Basket (2x)	4/22/2021
#CROSBYTHECUPBASKET	2005-06 The Cup #180 JSY AU/99 - 1 9.5 and one 1 9	4/22/2021
#AARON1954PSA8.5	1954 Topps Henry Aaron PSA 8.5	4/26/2021
#OVECHKINTHECUPBGS8.5	2005-06 The Cup #179 3 Color Patch BGS 8.5	4/27/2021
#MESSIROOKIEBASKET	Messi Camepon & Este Sticker	4/29/2021
#RODGERSPLAYOFFCONTENDERSGREEN	Aaron Rodgers 2005 Playoff Contenders Green Rookie Card - PSA NM-MT 8	4/30/2021

The success of the public offerings to date has led to a greater-than-expected supply of items to be consigned on the platform. Additionally, since launching, the registered user-base exceeds 30,000 users, with over 5,000 having participated in at least one auction.

Financial Obligations

The company has no outstanding lines of credit. However, there exists obligations to Collectable Technologies, Inc. (“CTI”) for monies paid on behalf of the Company.  These liabilities are adequately covered by monies currently held in escrow awaiting final closing.

Future Prospects

There are a few factors that could impact our operating results going forward including the Manager’s ability to:

˗	continue to source high quality collectable assets to securitize;

˗	market the Platform and the individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

˗	continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company;

˗	develop or partner with registered dealer infrastructure for securities transactions.

COVID-19

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this report, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

The COVID-19 outbreak and resulting economic uncertainty may impact the value of value of collectables and the underlying assets. The extent of the impact and effects of the recent outbreak of the coronavirus (COVID-19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

Operating Results

The company launched its first Series offering in September 2020.  As of December 31, 2020, the Platform had hosted crowdfunded offerings on 22 Series, of which eight (8) had closed escrow, and of the eight, two (2) items sold off the platform in their entirety.  The other Series offerings subsequently closed escrow in 2021.

The success of the public offerings to date has led to a greater-than-expected supply of items to be consigned on the platform.  Additionally, since launching, the registered user-base exceeds 30,000 users, with over 5,000 having participated in at least one offering.

The Company sold two (2) Underlying Assets held for sale for a price of $252,500 and a Net Gain on Sale of Assets of $86,698 during the period ended December 31, 2020

Series Name	Sales Price	Cost Basis	Net Gain
#CURRYBASKET	$70,000	$38,436	$31,564
#MAHOMESROOKIE	$182,500	$127,366	$55,134
Total	$252,500	$165,802	$86,698

Operating Capital

Management considers operating capital on hand to be sufficient for the current growth plans, however we recognize the need for continued outside investment to accelerate and expand growth in 2021 and beyond.

Item 3. Directors and Officers

The following individuals constitute the Board of Directors, executive management and significant employees of the Collectable Technologies, Inc., the sole members of the Manager or Asset Manager:

Name	Age	Position	Term of Office (Beginning)	FT or PT Hours/week	Compensation Cash ($)	Compensation Stock ($)	Compensation Total ($)
Jason Epstein	46	Founder, President	01/2020	30 hours a week	$-	$45,000	$45,000
Ezra Levine	33	CEO	01/2020	Full time	$120,000	$45,000	$165,000
Ross Schimel	45	CFO	01/2020	10 hours a week	$5,000	$15,000	$20,000

Background of Officers of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Jason Epstein. Mr. Epstein is a serial entrepreneur and co-founder of Collectable Technologies, Inc (“CTI”). (successor to the assets and liabilities of Collectable.com, Inc.), the ultimate parent organization to Collectable Sports Assets, LLC and the Manager. The collectable application provides sports collectors access to historical auction pricing and real-time data on current auctions. With over 2 million historical sales dating back to 1999 and over two dozen auction house customers, we believe that our collectable application (“Collectable’) publishes one of the broadest and most comprehensive data set of historical prices and active auction listings in the industry.

Ezra Levine. Mr. Levine is a seasoned public and private markets investor and operator. Mr. Levine has served as the Chief Strategy Officer and Chief Financial Officer of The Spring League, the premier developmental league and scouting event for professional football talent since 2017. He also served as Portfolio Manager at Hilltop Park Associates, a hedge fund, managing investments in the Sports, Media, Entertainment and Consumer industries. He also has served as an advisor and consultant to numerous businesses. He holds a B.A. from the University of Michigan in American Studies and an MBA from NYU Stern School of Business with a concentration in General Management and Finance.

Ross Schimel – Mr. Schimel is the Co-Founder and Managing Partner of FuturesMedia. Prior, he served as a Portfolio Manager at Diamondback Capital hedge fund and former head of JNK Securities Energy Division. Schimel graduated from the University of Michigan and is a CFA Charter Holder.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

Compensation of Directors and Executive Officers

Compensation of Directors and Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from our manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager or Asset Manager may receive sourcing fees and reimbursement for costs incurred relating to the offerings described herein and other offerings (e.g., offering expenses and acquisition expenses). Neither the Manager or Asset Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The Manager or Asset Manager receives Sourcing Fees for each offering for Series of Interests in the Company that closes. During 2020, the Manager received $62,860.00 in Sourcing Fees for eight (8) Series that were closed. During 2020, the manager also received 4,405 shares in non-cash compensation with a value of $102,590.

Series	# of Shares	Cash Fees	Non Cash Equity	Total Cash and Non-Cash Equity
#ALIWBCBELT	400	$20,000	$4,000	24,000
#CURRYBASKET	33	1,200	660	1,860
#JACKIEROBINSONAUTOBAT	16	3,750	750	4,500
#JORDANPSA10	87	5,000	870	5,870
#LEBRONROOKIE	34	1,500	850	2,350
#MAHOMESROOKIE	80	6,000	1,200	7,200
#MANTLEMINT1953	3,720	23,250	93,000	116,250
#RUTHGEHRIGBALL	35	2,160	1,260	3,420
Grand Total	4,405	$62,860	$102,590	$165,450

In addition, should a Series’ proceeds exceed its ongoing operating expenses and various other potential financial obligations of the Series, the Manager in its capacity as Asset Manager may receive a management fee. To date, no management fees have been paid by any Series and we do not expect to pay any management fees in Fiscal Year 2021.

Item 4. Security Ownership of Management and Certain Securityholders

The Company is managed by the Manager. The address of the Manager is 333 Westchester Avenue, Suite W2100, White Plains, NY 10604. As of the date of this filing, the Company has no voting securities issued and outstanding.

The following table sets forth information with respect to the number of units of each of our Series beneficially owned by our officers as of May 5, 2021.

Title of Class	Name and address of beneficial owner (the address of each of our officers is the same as that of the Manager)	Amount (# of units) and nature of beneficial ownership	Percent of class (*denotes less than 1%)
#RUTHGEHRIGBALL	Jason Epstein	236	11.54%
	Ezra Levine	12	*
#LEBRONROOKIE	Jason Epstein	116	*
	Ezra Levine	100	4.89%
	Ross Schimel	4	*
#JORDANPSA10	Ezra Levine	446	4.40%
#DURANTCHROMEREFRACTORPSA10	Jason Epstein	5	1.14%
	Ezra Levine	5	1.14%
#MAHOMESEMERALDBGS9	Ezra Levine	2	*
#LEBRONBLACKREFRACTOR	Jason Epstein	50	*
	Ezra Levine	100	*
#GIANNISRPA	Jason Epstein	10	*
	Ezra Levine	80	*
#BRADYROOKIE	Jason Epstein	20	*
#GRETZKYOPEECHEE1979	Jason Epstein	50	*
	Ezra Levine	67	*
#ZIONRPABGS9	Jason Epstein	10	*
	Ezra Levine	24	*
#BANKS1954PSA9	Jason Epstein	191	5.19%
	Ezra Levine	40	1.09%
#COBBMINTE98	Jason Epstein	280	*
	Ezra Levine	215	*
#BRADYREEBOKFLAWLESS	Ezra Levine	3	*

Title of Class	Name and address of beneficial owner (the address of each of our officers is the same as that of the Manager)	Amount (# of units) and nature of beneficial ownership	Percent of class (* denotes less than 1%)
#18-19BASKETBALLGROWTHBASKET	Jason Epstein	15	*
	Ezra Levine	10	*
#MOOKIEBETTSGLOVE	Ezra Levine	10	*
#MANTLEMINT1953	Jason Epstein	1375	1.38%
	Ezra Levine	583	*
	Ross Schimel	4	*
#KAWHIBASKET	Jason Epstein	1370	56.90%
	Ezra Levine	14	*
#JACKIEROBINSONAUTOBAT	Jason Epstein	10	*
	Ezra Levine	8	*
#ALIWBCBELT	Jason Epstein	500	1.15%
	Ezra Levine	120	*
#CHAMBERLAINHSUNIFORM	Jason Epstein	400	3.06%
	Ezra Levine	4	*
#UNITAS1965JERSEY	Ezra Levine	10	*
#1986WAX	Jason Epstein	15	*
	Ezra Levine	4	*
#EMMITSMITH10KJERSEY	Jason Epstein	1	*
	Ezra Levine	10	*
#JORDAN85NIKEBASKET	Jason Epstein	40	*
	Ezra Levine	20	*
#JORDANROOKIEJERSEY	Jason Epstein	30	*
	Ezra Levine	1	*
#TIGERPUTTER	Jason Epstein	60	*
	Ezra Levine	146	*
#EMMITTSMITHMVPBASKET	Jason Epstein	25	*
	Ezra Levine	17	*
#MANTLE1952TOPPSPSA8	Jason Epstein	200	*
	Ezra Levine	500	1.01%

Title of Class	Name and address of beneficial owner (the address of each of our officers is the same as that of the Manager)	Amount (# of units) and nature of beneficial ownership	Percent of class (* denotes less than 1%)
#BRADYPLAYOFFCONTENDER BASKET	Jason Epstein	4,125	22%
# GLEYBERTORRESORANGE9.5	Ezra Levine	20	*
#TEDWILLIAMS1939PLAYBALL	Ezra Levine	10	*
#DWadeUltimate	Jason Epstein	50	1.13%
#AARON1954PSA8.5	Ezra Levine	16	*
#COBBVINTAGET206PHOTO	Jason Epstein	25	*
	Ezra Levine	10	*
#1969TOPPSBASKETBALLSET	Ezra Levine	10	*
#TATUMFLAWLESS10	Jason Epstein	50	1.05%
#MAYS1951PHOTO	Ezra Levine	10	*
#BRADYPLAYOFFCONTENDERSBASKET	Jason Epstein	4125	22%

The following table sets forth information with respect to the number of units of each of our Series beneficially owned by the Manager and by all persons who beneficially own more than ten percent of any Series as of May 5, 2021.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)(2)	Percent of class
#RUTHGEHRIGBALL	CS Asset Manager, LLC (3)	45 units	2.20%
#LEBRONROOKIE	CS Asset Manager, LLC (3)	44 units	2.20%
#JORDANPSA10	CS Asset Manager, LLC (3)	137 units	0.36%
#MANTLE1952BOWMANPSA8	CS Asset Manager, LLC (3)	45 units	4.30%
#DURANTCHROMEREFRACTORPSA10	CS Asset Manager, LLC (3)	66 units	5.00%
#MAHOMESEMERALDBGS9	CS Asset Manager, LLC (3)	163 units	3.90%
#LEBRONBLACKREFRACTOR	CS Asset Manager, LLC (3)	670 units	4.90%
#GIANNISRPA	CS Asset Manager, LLC (3)	704 units	5.90%
#BRADYROOKIE	CS Asset Manager, LLC (3)	354 units	5.90%
#GRETZKYOPEECHEE1979	CS Asset Manager, LLC (3)	412 units	5.80%
#ZIONRPABGS9	CS Asset Manager, LLC (3)	439 units	6.60%
#BANKS1954PSA9	CS Asset Manager, LLC (3)	214 units	5.80%
#COBBMINTE98	CS Asset Manager, LLC (3)	971 units	3.20%
#BRADYREEBOKFLAWLESS	CS Asset Manager, LLC (3)	87 units	2.10%
#18-19BASKETBALLGROWTHBASKET	CS Asset Manager, LLC (3)	47 units	2.10%
#MOOKIEBETTSGLOVE	CS Asset Manager, LLC (3)	366 units	5.80%
#MANTLEMINT1953;	CS Asset Manager, LLC (3)	4,200 units	4.20%
	Cardology LLC (4)	55,800 units	55.80%
#KAWHIBASKET	CS Asset Manager, LLC (3)	69 units	2.90%
	ZEV Partners LLC (5)	1400 units	58.20%
#JACKIEROBINSONAUTOBAT	CS Asset Manager, LLC (3)	21 units	1.20%
#ALIWBCBELT	CS Asset Manager, LLC (3)	464 units	1.10%
	Platt Investment Group LLC (6)	30,000 units	69.30%
#CHAMBERLAINHSUNIFORM	CS Asset Manager, LLC (3)	393 units	3.00%
	Platt Investment Group LLC (6)	6,120 units	76.80%
#UNITAS1965JERSEY	CS Asset Manager, LLC (3)	478 units	2.90%
	Platt Investment Group LLC (6)	11,550 units	69.20%
#1986WAX	CS Asset Manager, LLC (3)	448 units	5.80%
	Cardology LLC (4)	1,750 units	22.50%
#EMMITSMITH10KJERSEY	CS Asset Manager, LLC (3)	162 unit	2.70%
	Octagon, Inc. (7)	3,500 units	57.90%

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)(2)	Percent of class
#JORDAN85NIKEBASKET	CS Asset Manager, LLC (3)	297 units	2.10%
	Best Vintage Cards LLC (8)	5,060 units	35.80%
#JORDANROOKIEJERSEY	CS Asset Manager, LLC (3)	494 units	2.00%
	Platt Investment Group LLC (6)	15,750 units	63.90%
#TIGERPUTTER	CS Asset Manager, LLC (3)	643 units	2.90%
	Justin Cornett (9)	9,765 units	45.20%
#EMMITTSMITHMVPBASKET	CS Asset Manager, LLC (3)	187 units	3.20%
	Octagon, Inc. (7)	3,500 units	61.40%
#MANTLE1952TOPPSPSA8	CS Asset Manager, LLC (3)	1,577 units	3.20%
	Michael Heffner (10)	9,200 units	18.40%
#BRADYPLAYOFFCONTENDERSBASKET	CS Asset Manager, LLC (3)	730 units	3.90%
	Jason Epstein (5)	4,125 units	22%
#TIGERSIFORKIDS	CS Asset Manager, LLC (3)	147 units	5.90%
	Alan Vaynerchuk (11)	1,000 units	40.20%
#GLEYBERTORRESORANGE9.5	CS Asset Manager, LLC (3)	129 units	5.90%
#2000PLAYOFFCONTENDERSWAX	CS Asset Manager, LLC (3)	152 units	6.10%
#GIANNISGOLDIMMACULATE	CS Asset Manager, LLC (3)	190 units	3.70%
	Michael Cancelliere (12)	850 units	16.60%
#DONCICBLUEPSA10	CS Asset Manager, LLC (3)	251 units	3.90%
#LEBRONEMBLEMSOFENDORSEMENT	CS Asset Manager, LLC (3)	329 units	3.00%
	Andrew Spellman (13)	5,000 units	45.20%
#TEDWILLIAMS1939PLAYBALL	CS Asset Manager, LLC (3)	212 units	6.20%
#DWadeUltimate	CS Asset Manager, LLC (3)	280 units	6.40%

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)(2)	Percent of class
#TATUMFLAWLESS10	CS Asset Manager, LLC (3)	183 units	3.80%
#MAYS1951PHOTO	CS Asset Manager, LLC (3)	339 units	6.40%
	Justin Cornett (9)	2,325 units	43.70%
#MARINOMANNINGFAVREJERSEYS	CS Asset Manager, LLC (3)	132 units	2.60%
	Platt Investment Group (9)	3,075 units	61.50%
#TraeYoungFlawlessBGS9	CS Asset Manager, LLC (3)	92 units	5.80%
#1969TOPPSBASKETBALLSET	CS Asset Manager, LLC (3)	184 units	3%
	Jason Pond (14)	1,620 units	26.50%
#MONTANARCPSA10	CS Asset Manager, LLC (3)	250 units	3.70%
	Ben Federman (15)	2,900 units	43.20%

1.	The column “Amount and nature of beneficial ownership acquirable” has been omitted because it is not applicable.
2.	All ownership is direct unless otherwise indicated.
3.	CS Asset Manager, LLC (the “Manager”) is the Manager of each of the Series. The Manager’s address is 333 Westchester Avenue, Suite W2100, White Plains, NY 10604.
4.	Our officers, Messrs. Epstein, Levine and Schimel, may be deemed the beneficial owners of the units owned by the Manager. Their address is the same as that of the Manager. Additionally, all 10%-unit owners listed above may be contacted at the office of the Manager.

Item 5. Interest of Management and Others in Certain Transactions

Among the items offered to the public through the Collectable platform, thirteen (13) items came from the collection of Collectable Founder and President, Jason Epstein through a business entity, Zev Partners.  Of these items, three (3) items closed in 2020, with total consignment payments of $138,500.

Asset Name	Closing Date	Consignment Paid
#LEBRONROOKIE	11/4/2020	$42,500
#CURRYBASKET	11/13/2020	$33,000
#RUTHGEHRIGBALL	11/25/2020	$63,000
Total Consignment Paid in 2020		$138,500

Subsequently, in 2021, Jason Epstein through a business entity, Zev Partners, has been paid $102,000 for (3) three items of the (10) ten remaining items awaiting the close of escrow.

Asset Name	Closing Date	Paid	Outstanding
#KAWHIBASKET	1/9/2021	$-	$34,650
#MANTLE1952BOWMANPSA8	1/11/2021	$10,000	$-
#DURANTCHROMEREFRACTORPSA10	1/11/2021	$10,000	$-
#MAHOMESEMERALDRPABGS9	1/22/2021	$-	$71,000
#BANKS1954PSA9	2/11/2021	$82,000	$-
#KOUFAX1955PSA8.5	2/12/2021	$-	$19,200
#TEDWILLIAMS1939PLAYBALL	3/29/2021	$-	$28,000
#MAGICBIRDDRJPSA8BASKET	3/29/2021	$-	$15,400
#BRADYPLAYOFFCONTENDERSBASKET	4/8/2021	$-	$61,875
#MANTLE1956PSA8BASKET	4/22/2021	$-	$16,450
Total		$102,000	$246,575

Item 6. Other Information

None

Item 7. Financial Statements

INDEPENDENT AUDITORS’ REPORT

To the Members and Board of Directors of
Collectable Sports Assets, LLC

White Plains, New York

We have audited the accompanying consolidated financial statements of Collectable Sports Assets, LLC (the "Company"), which comprise the consolidated balance sheets on a consolidated basis and for each listed Series as of December 31, 2020, and the related consolidated statements of operations, changes in members' equity, and cash flows on a consolidated basis and for each listed Series for the period from January 16, 2020 (inception) through December 31, 2020, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements on a consolidated basis and for each listed Series in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements on a consolidated basis and for each listed Series based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Collectable Sports Assets, LLC and each listed Series as of December 31, 2020, and the results of their operations and their cash flows of the Company and each listed Series for the period from January 16, 2020 (inception) through December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

May 5, 2021

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020

	CSA	#ALIWBC BELT	#CURRY BASKET
ASSETS
CURRENT ASSETS
Cash	$80,038	$-	$-
Prepaid Fees and Expenses	17,500	-	-
Prepaid Consignments	282,500	-	-
Reserve-Assets	-	4,243	1,112
Due to/(from) Related Parties	(233,678)	104,883	71,312
TOTAL CURRENT ASSETS	146,360	109,126	72,424

OTHER ASSETS
Collectable Assets	-	427,757	-
TOTAL OTHER ASSETS	-	427,757	-

TOTAL ASSETS	$146,360	$536,883	$72,424

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$100,000	$-
Sale Payout Liabilities	-	-	70,000
Due to Affiliates	147,005	-	-
Other Current Liabilities		4,243	-
TOTAL CURRENT LIABILITIES	147,005	104,243	70,000

TOTAL LIABILITIES	147,005	104,243	70,000

MEMBERS’ EQUITY
Membership Contributions	-	432,640	40,860
Membership Distributions	-	-	(70,000)
Net Income / (loss)	(645)	-	31,564
TOTAL MEMBERS’ EQUITY	(645)	432,640	2,424

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$146,360	$536,883	$72,424

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020

	#JACKIEROBINSON AUTOBAT	#JORDAN PSA10	#LEBRON ROOKIE
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-
Prepaid Fees and Expenses	-	-	-
Prepaid Consignments	-	-	-
Reserve-Assets	5,101	707	2,273
Due to/(from) Related Parties	42,091	1,207	2,523
TOTAL CURRENT ASSETS	47,193	1,915	4,797

OTHER ASSETS
Collectable Assets	81,899	100,163	48,577
TOTAL OTHER ASSETS	81,899	100,163	48,577

TOTAL ASSETS	$129,091	$102,077	$53,373

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$36,750	$-	$-
Sale Payout Liabilities	-	-	-
Due to Affiliates	-	-	-
Other Current Liabilities	5,101	707	2,273
TOTAL CURRENT LIABILITIES	41,851	707	2,273

TOTAL LIABILITIES	41,851	707	2,273

MEMBERS’ EQUITY
Membership Contributions	87,240	101,370	51,100
Membership Distributions	-	-	-
Net Income / (loss)	-	-	-
TOTAL MEMBERS’ EQUITY	87,240	101,370	51,100

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$129,091	$102,077	$53,373

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020

	#MAHOMES ROOKIE	#MANTLE MINT1953	#RUTHGEHRIG BALL
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-
Prepaid Fees and Expenses	-	-	-
Prepaid Consignments	-	-	-
Reserve-Assets	4,417	-	1,506
Due to/(from) Related Parties	4,792	5,000	1,870
TOTAL CURRENT ASSETS	9,209	5,000	3,376

OTHER ASSETS
Collectable Assets	-	2,488,000	71,752
TOTAL OTHER ASSETS	-	2,488,000	71,752

TOTAL ASSETS	$9,209	$2,493,000	$75,128

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-
Sale Payout Liabilities	-	-	-
Due to Affiliates	-	-	-
Other Current Liabilities	-	-	1,508
TOTAL CURRENT LIABILITIES	-	-	1,508

TOTAL LIABILITIES	-	-	1,508

MEMBERS’ EQUITY
Membership Contributions	136,575	2,493,000	73,620
Membership Distributions	(182,500)	-	-
Net Income / (loss)	55,134	-	-
TOTAL MEMBERS’ EQUITY	9,209	2,493,000	73,620

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$9,209	$2,493,000	$75,128

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020

CONSOLIDATED
ASSETS
CURRENT ASSETS
Cash	$80,038
Prepaid Fees and Expenses	17,500
Prepaid Consignments	282,500
Reserve-Assets	19,359
Due to/(from) Related Parties	0
TOTAL CURRENT ASSETS	399,400

OTHER ASSETS
Collectable Assets	3,218,146
TOTAL OTHER ASSETS	3,218,146

TOTAL ASSETS	$3,617,547

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$136,750
Sale Payout Liabilities	70,000
Due to Affiliates	147,005
Other Current Liabilities	13,834
TOTAL CURRENT LIABILITIES	367,589

TOTAL LIABILITIES	367,589

MEMBERS’ EQUITY
Membership Contributions	3,416,405
Membership Distributions	(252,500)
Net Income / (loss)	86,053
TOTAL MEMBERS’ EQUITY	3,249,958

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$3,617,547

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	CSA	#ALIWBC BELT	#CURRY BASKET	#JACKIEROBINSON AUTOBAT
Operating Expenses
Bank Fees	$645	$-	$-	$-
Total Operating Expenses	645	-	-	-

Other Income
Gain on Sale of Assets	-	-	31,564	-
Total Other Income	-	-	31,564	-

Net Income/(Loss)	$(645)	$-	$31,564	$-

	#JORDAN PSA10	#LEBRON ROOKIE	#MAHOMES ROOKIE	#MANTLE MINT1953
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	-	-	-	-

Other Income
Gain on Sale of Assets	-	-	55,134	-
Total Other Income	-	-	55,134	-

Net Income/(Loss)	$-	$-	$55,134	$-

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	#RUTHGEHRIG BALL	CONSOLIDATED
Operating Expenses
Bank Fees	$-	$645
Total Operating Expenses	-	645

Other Income
Gain on Sale of Assets	-	86,698
Total Other Income	-	86,698

Net Income/(Loss)	$-	$86,053

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	CSA	#ALIWBC BELT	#CURRY BASKET
Balance as of January 16, 2020, Date of Inception	$-	$-	$-
Net Income/(Loss)	(645)	-	31,564
Membership Contributions	-	432,640	40,860
Membership Distributions	-	-	(70,000)
Balance December 31, 2020	$(645)	$432,640	$2,424

	#JACKIEROBINSON AUTOBAT	#JORDAN PSA10
Balance as of January 16, 2020, Date of Inception	$-	$-
Net Income/(Loss)	-	-
Membership Contributions	87,240	101,370
Membership Distributions	-	-
Balance December 31, 2020	$87,240	$101,370

	#LEBRON ROOKIE	#MAHOMES ROOKIE	#MANTLE MINT1953
Balance as of January 16, 2020, Date of Inception	$-	$-	$-
Net Income/(Loss)	-	55,134	-
Membership Contributions	51,100	136,575	2,493,000
Membership Distributions	-	(182,500)	-
Balance December 31, 2020	$51,100	$9,209	$2,493,000

	#RUTHGEHRIG BALL	CONSOLIDATED
Balance as of January 16, 2020, Date of Inception	$-	$-
Net Income/(Loss)	-	86,053
Membership Contributions	73,620	3,416,405
Membership Distributions	-	(252,500)
Balance December 31, 2020	$73,620	$3,249,958

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	CSA	#ALIWBC BELT	#CURRY BASKET
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(645)	$-	$31,564
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	(31,564)
Due from Related Parties	233,678	(104,883)	(71,312)
Reserve Assets	-	(4,243)	(1,112)
Prepaid Fees and Expenses	(17,500)	-	-
Prepaid Consignments	(282,500)	-	-
Consignment Liabilities	-	100,000	-
Sale Payout Liability	-	-	70,000
Other Current Liabilities	-	4,243	-
Due to affiliates	147,005	-	-
Net Cash Flows provided by (used in) Operating Activities	80,038	(4,883)	(2,424)

Cash Flow from Investing Activities
Purchase of Collectable Assets	-	(123,757)	(37,776)
Proceeds From Sale of Collectable Assets	-	-	70,000
Net Cash provided by (used in) Investing Activities	-	(123,757)	32,224

Cash Flows From Financing Activities:
Capital Contributions	-	128,640	40,200
Distributions to equity holders	-	-	(70,000)
Net Cash Flows Provided by (Used In) Financing Activities	-	128,640	(29,800)

Net increase (decrease) in cash	80,038	-	-

Cash at Beginning of Period	-	-	-

Cash at End of Period	$80,038	$-	$-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	300,000	-
Membership Interests issued to asset manager as consideration	-	4,000	660
Total Non-Cash Financing Activities	-	304,000	660

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	#JACKIEROBINSON AUTOBAT	#JORDAN PSA10
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-
Due from Related Parties	(42,091)	(1,207)
Reserve Assets	(5,101)	(707)
Prepaid Fees and Expenses	-	-
Prepaid Consignments	-	-
Consignment Liabilities	36,750	-
Sale Payout Liability	-	-
Other Current Liabilities	5,101	707
Due to affiliates	-	-
Net Cash Flows provided by (used in) Operating Activities	(5,341)	(1,207)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(42,899)	(99,293)
Proceeds From Sale of Collectable Assets	-	-
Net Cash provided by (used in) Investing Activities	(42,899)	(99,293)

Cash Flows From Financing Activities:
Capital Contributions	48,240	100,500
Distributions to equity holders	-	-
Net Cash Flows Provided by (Used In) Financing Activities	48,240	100,500

Net increase (decrease) in cash	-	-

Cash at Beginning of Period	-	-

Cash at End of Period	$-	$-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	38,250	-
Membership Interests issued to asset manager as consideration	750	870
Total Non-Cash Financing Activities	39,000	870

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	#LEBRON ROOKIE	#MAHOMES ROOKIE	#MANTLE MINT1953
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$55,134	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	(55,134)	-
Due from Related Parties	(2,523)	(4,792)	(5,000)
Reserve Assets	(2,273)	(4,417)
Prepaid Fees and Expenses	-	-	-
Prepaid Consignments	-	-	-
Consignment Liabilities	-	-	-
Sale Payout Liability	-	-	-
Other Current Liabilities	2,273	-	-
Due to affiliates	-	-	-
Net Cash Flows provided by (used in) Operating Activities	(2,523)	(9,209)	(5,000)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(47,727)	(66,166)	(1,000,000)
Proceeds From Sale of Collectable Assets	-	182,500	-
Net Cash provided by (used in) Investing Activities	(47,727)	116,334	(1,000,000)

Cash Flows From Financing Activities:
Capital Contributions	50,250	75,375	1,005,000
Distributions to equity holders	-	(182,500)	-
Net Cash Flows Provided by (Used In) Financing Activities	50,250	(107,125)	1,005,000

Net increase (decrease) in cash	-	-	-

Cash at Beginning of Period	-	-	-

Cash at End of Period	$-	$-	$-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	60,000	1,395,000
Membership Interests issued to asset manager as consideration	850	1,200	93,000
Total Non-Cash Financing Activities	850	61,200	1,488,000

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	#RUTHGEHRIG BALL	CONSOLIDATED
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$86,053
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	(86,698)
Due from Related Parties	(1,870)	-
Reserve Assets	(1,506)	(19,359)
Prepaid Fees and Expenses	-	(17,500)
Prepaid Consignments	-	(282,500)
Consignment Liabilities	-	136,750
Sale Payout Liability	-	70,000
Other Current Liabilities	1,508	13,832
Due to affiliates	-	147,005
Net Cash Flows provided by (used in) Operating Activities	(1,868)	47,583

Cash Flow from Investing Activities
Purchase of Collectable Assets	(70,492)	(1,488,110)
Proceeds From Sale of Collectable Assets	-	252,500
Net Cash provided by (used in) Investing Activities	(70,492)	(1,235,610)

Cash Flows From Financing Activities:
Capital Contributions	72,360	1,520,565
Distributions to equity holders	-	(252,500)
Net Cash Flows Provided by (Used In) Financing Activities	72,360	1,268,065

Net increase (decrease) in cash	-	80,038

Cash at Beginning of Period	-	-

Cash at End of Period	$-	$80,038

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	1,793,250
Membership Interests issued to asset manager as consideration	1,260	102,590
Total Non-Cash Financing Activities	1,260	1,895,840

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

NOTE 1:  NATURE OF OPERATIONS

Collectable Sports Assets LLC (the “Company”) is a series limited liability company formed on January 16, 2020 pursuant to the Delaware Limited Liability Company Act. The Company was formed to engage in the business of acquiring and managing a collection of investment grade memorabilia or collectibles (the “Collectible Assets” or “Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of the Company (each, a “Series”), and that each Collectible Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that series but will not be entitled to share in the return of any other series.

The Company is dependent upon additional capital resources for its planned principal operations and subject to risks and uncertainties, including failure to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

CS Asset Manager, LLC is the manager of the Company (the “Manager”) and serves as the asset manager for the Collectable Assets issued by the Company and each Series (the “Asset Manager”). The Series acquire the Collectible Assets from the Manager and develop the financial, offering and other materials to begin offering the Interests through a mobile app-based investment platform called Collectable (the “Collectable Platform”).

The Company sells and intends to continue selling Interests in a number of separate individual Series. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that series are a Collectible Asset (plus any cash reserves for future operating expenses). All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Collectible Asset, determining how to best commercialize the applicable Collectible Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

Operating Agreement

General

In accordance with the Operating Agreement, each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

Voting Rights

Unless otherwise provided in this Agreement or any Series Designation, (i) each Record Holder of lnterests shall be entitled to one vote per Interest for all matters submitted for the consent or approval of Members generally, (ii) all Record Holders of lnterests (regardless of Series) shall vote together as a single class on all matters as to which all Record Holders of lnterests are entitled to vote, (iii) Record Holders of a particular Series of Interests shall be entitled to one vote per Interest for all matters submitted for the consent or approval of the Members of such Series and (iv) the Managing Member or any of its Affiliates shall not be entitled to vote in connection with any Interests they hold pursuant to Section 3. Hh) and no such Interests shall be deemed outstanding for purposes of any such vote.

Free Cash Flow Distributions

The Manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of Interests of each Series. Free cash flow consists of the net income (as determined under accounting principles generally accepted in the United States of America (“GAAP”)) generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the Collectible Asset related to such Series. The Manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the Series.

˗	Any free cash flow generated by a Series from the utilization of the Collectible Asset related to such Series shall be applied within the Series in the following order of priority:

˗	repay any amounts outstanding operating expenses plus accrued interest;

˗	thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses;

˗	thereafter by way of distribution to holders of the Interests of such Series (net of corporate income taxes applicable to the Series), which may include asset sellers of the Collectible Asset related to such Series or the Manager or any of its affiliates.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

Manager’s Interest

At the closing of each offering, and unless otherwise set forth in the applicable Series designation, the Manager shall acquire a minimum of 2% and up to a maximum of 19.99% of the Interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering) for the same price per share offered to all other potential investors.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accounting and reporting policies of the Company conform to GAAP. The Company adopted the calendar year as its basis of reporting.

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued. Management has determined such substantial doubt does not exist as of December 31, 2020 or through the date of these consolidated financial statements.

The accompanying consolidated financial statements include the accounts of Collectable Sports Assets LLC as well as its Series required to be consolidated under U.S. GAAP. Significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires our manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At the time of filing the company did not record any cash equivalents as of December 31, 2020. Cash consists of funds held in the Company’s checking account. As of December 31, 2020, the Company had $80,038 of cash on hand.

Prepaid Consignment

Prepaid Consignments represent any early payment of the cash value of the asset as agreed upon with the Seller in the Consignment Agreement. This type of prepayment would only be made in limited situations in order to secure the asset from a Seller when the escrow closing of an IPO is imminent but risk of losing the asset exits.

Consignment Liability

Upon the close of escrow of a Series, the agreed upon cash value of the asset to the Seller as written in the Consignment Agreement is recorded as a Consignment Liability on the Balance Sheet of the related Series. When the money has been paid to the Seller this liability is relieved and obligations are fulfilled for the agreed upon cash obligation to the seller for the purchase of the asset.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

Collectible Assets and other Sports Memorabilia

The Collectible Assets are recorded at cost. The cost of the Collectible Asset includes the purchase price, including any deposits for the asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the asset related to each series incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the Collectible Assets as long-lived assets, and the Collectible Assets are subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge may be recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Acquisition expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.

To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the Collectible Asset. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, and these expenses will be accounted for as capital contributions, and the acquisition expenses expensed.

As of December 31, 2020, the Company’s total investment in the Collectible Assets across all Series was $3,218,146 as detailed in the table below.

Series	Series Description	Total Collectible Assets-Cost
#ALIWBCBELT	WBC title belt/Rumble in the Jungle	427,757
#JACKIEROBINSONAUTOBAT	Signed bat from 49 MVP	81,899
#JORDANPSA10	1986-87 Fleer Jordan PSA 10	100,163
#LEBRONROOKIE	03-04 SPX RC BGS 9.5	48,577
#MANTLEMINT1953	1953 Topps PSA 10	2,488,000
#RUTHGEHRIGBALL	1933 Double signed Baseball	71,752
Total		$3,218,146

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

Operating Expenses

After the closing of an offering of Interests, each Series is responsible for its own operating expenses, including all fees, costs and expenses incurred in connection with the management of the Collectible Assets. This includes transportation, import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of Collectible Assets), security, valuation, custodial, marketing and utilization of the Collectible Assets; any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states, any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the Securities and Exchange Commission; any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or Asset Manager, in connection with the Collectible Assets; any withholding or transfer taxes imposed on the Company, a Series or any Interest holders as a result of its or their earnings, investments or withdrawals; any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Manager in connection with the affairs of the Company or a Series; the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; all custodial fees, costs and expenses in connection with the holding of an Collectible Asset; any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; the cost of the audit of the annual consolidated financial statements of the Company or a Series and the preparation of tax returns and circulation of reports to Interest holders; any indemnification payments; the fees and expenses of counsel to the Company or a Series in connection with advice directly relating to its legal Affairs, the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.

Prior to the closing, operating expenses are borne by the Manager and may not be reimbursed by the Series. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Collectible Assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Collectible Assets).

If the operating expenses exceed the amount of gains generated from an Collectible Asset and cannot be covered by any operating reserve assets on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement; (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future gains generated by such Collectible Asset and/or cause additional Interests to be issued in the such Series in order to cover such additional amounts.

Sourcing Fee: The Asset Manager will be paid a fee as compensation for sourcing each Collectible Asset in an amount equal to up to 10% of the gross offering proceeds of each offering provided that such sourcing fee may be waived by the Asset Manager.

Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from outside investors through each offering. Notwithstanding the foregoing, such broker will not receive any fee on funds raised from the sale of Interests to the Manager. The Company expenses brokerage costs as they are incurred.

Organizational Costs: In accordance with FASB ASC 720, organizational and start-up costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

Income Taxes

The Company expects to be treated as a partnership for U.S. federal income tax purposes and for each Series to be treated as either a partnership or as a disregarded entity.  None of the Company or any Series will elect to be taxed as a corporation.  As a partnership, the Company itself generally will not be subject to U.S. federal income tax.  Rather, each Member will be required to report on its own federal income tax return its allocable share (based upon allocation to each series) of the Company’s items of taxable income, gain, loss, deduction and credit for the taxable year of the Company ending with or within the taxable year of such Member, regardless of whether cash or other property is distributed to such Member.

NOTE 3:  RELATED PARTY TRANSACTIONS

Among the items offered to the public through the Collectable platform, thirteen (13) items came from the collection of Collectable Founder and President, Jason Epstein through a business entity, Zev Partners.  Of these items, three (3) items closed in 2020, with total consignment payments of $138,500.

Officers may also invest in assets for sale. The following table sets forth information with respect to the number of units or shares of each of our Series beneficially owned by our officers as of December 31, 2020.

Title of Class	Name of Officer or Executive	# of Shares	Percent of class (*) denotes less than 1%
#RUTHGEHRIGBALL	Jason Epstein	236	11.54%
	Ezra Levine	12	*
#LEBRONROOKIE	Jason Epstein	8	*
	Ezra Levine	100	4.89%
	Ross Schimel	4	*
#JORDANPSA10	Ezra Levine	446	4.40%
#JACKIEROBINSONAUTOBAT	Jason Epstein	10	*
	Ezra Levine	3	*
#ALIWBCBELT	Jason Epstein	500	1.15%
	Ezra Levine	121	*

The Manager or Asset Manager receives Sourcing Fees for each offering for Series of Interests in the Company that closes. During 2020, the Manager received $62,860 in Sourcing Fees for eight (8) Series that were closed. During 2020, the manager also received $4,405 shares in non-cash compensation with a value of $102,590.

Series	# of Shares	Cash Fees	Non Cash Equity	Total Cash and Non-Cash Equity
#ALIWBCBELT	400	20,000	4,000	24,000
#CURRYBASKET	33	1,200	660	1,860
#JACKIEROBINSONAUTOBAT	16	3,750	750	4,500
#JORDANPSA10	87	5,000	870	5,870
#LEBRONROOKIE	34	1,500	850	2,350
#MAHOMESROOKIE	80	6,000	1,200	7,200
#MANTLEMINT1953	3,720	23,250	93,000	116,250
#RUTHGEHRIGBALL	35	2,160	1,260	3,420
Grand Total	4,405	62,860	102,590	165,450

The Manager or Asset Manager also purchases an additional 0.5% interest in the Series for Cash. The following table lists the Managers or Asset Managers shares purchased by Series as of December 31, 2020.

CS Asset Manager, LLC
Series	# of Shares	Cash Paid
#ALIWBCBELT	64	640
#CURRYBASKET	10	200
#JACKIEROBINSONAUTOBAT	5	240
#JORDANPSA10	50	500
#LEBRONROOKIE	10	250
#MAHOMESROOKIE	25	375
#MANTLEMINT1953	200	5,000
#RUTHGEHRIGBALL	10	360
Grand Total	374	7,565

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

NOTE 4: MEMBERS’ EQUITY

The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the Collectible Asset held in that series after deduction of expense allocations and direct expenses attributable to the Collectible Asset, based on their percentage of the total outstanding Interests in that Series.

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

Distributions Upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Collectible Assets will be liquidated, and proceeds distributed as follows:

(i)	first, to any third-party creditors;

(ii)	second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses).

(iii)	first, 100% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution

NOTE 5:  RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 6: COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with and does not know of any pending or threatened litigation against the Company, its member or its Manager.

COVID-19

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this report, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

The COVID-19 outbreak and resulting economic uncertainty may impact the value of value of collectables and the underlying assets. The extent of the impact and effects of the recent outbreak of the coronavirus (COVID-19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

NOTE 7:  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 5, 2021. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements. The Company will have offering circulars in the future and continue to close IPO’s and offer assets for sale.

ITEM 9.  EXHIBITS

EXHIBIT INDEX

Exhibit 1.1 - Broker-Dealer Agreement dated August 6, 2020 between Collectable Sports Assets, LLC and Dalmore Group, LLC (4)

Exhibit 2.1 - Certificate of Formation (1)

Exhibit 2.2 - Amended and Restated Limited Liability Company Agreement (3)

Exhibit 2.3 - Series Designation #RUTHGEHRIGBALL (Included in Exhibit 2.2) (3)

Exhibit 2.4 - Series Designation #CURRYBASKET (Included in Exhibit 2.2) (3)

Exhibit 2.5 - Series Designation #LEBRONROOKIE (Included in Exhibit 2.2) (3)

Exhibit 2.6 - Series Designation #KAWHIBASKET (Included in Exhibit 2.2) (3)

Exhibit 2.7 - Series Designation #MANTLEMINT1953 (Included in Exhibit 2.2) (3)

Exhibit 2.8 - Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC. (4)

Exhibit 2.9 - Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (6)

Exhibit 2.10 - Series Designation #JORDANPSA10 (Included in Exhibit 2.9) (6)

Exhibit 2.11 - Series Designation #COBBMINTE98 (Included in Exhibit 2.9, as amended by Exhibit 2.39) (6, 11)

Exhibit 2.12 - Amendment No. 3 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (7)

Exhibit 2.13 - Series Designation #LUKAROOKIE (Included in Exhibit 2.12) (7)

Exhibit 2.14 - Series Designation #MAHOMESROOKIE (Included in Exhibit 2.12) (7)

Exhibit 2.15 - Series Designation #MAGICBIRDDRJ (Included in Exhibit 2.12) (7)

Exhibit 2.16 - Amendment No. 4 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (8)

Exhibit 2.17 - Series Designation #JACKIEROBINSONAUTOBAT (Included in Exhibit 2.16 (8)

Exhibit 2.18 - Series Designation #UNITAS1965JERSEY (Included in Exhibit 2.16, as amended by Exhibit 2.39 (8, 11)

Exhibit 2.19 - Series Designation #ALIWBCBELT (Included in Exhibit 2.16 (8)

Exhibit 2.20 - Series Designation #CHAMBERLAINHSUNIFORM (Included in Exhibit 2.16 (8)

Exhibit 2.21 - Series Designation #ALCINDORUCLAJACKET (Included in Exhibit 2.16 (8)

Exhibit 2.22 - Series Designation #TROUTGLOVE (Included in Exhibit 2.16, as amended by Exhibit 2.39, as further amended by Exhibit 2.155 (8, 11, 14)

Exhibit 2.23 - Series Designation #55JACKIEROBINSONPSA10 (Included in Exhibit 2.16 (8)

Exhibit 2.24 - Series Designation #MOOKIEBETTSGLOVE (Included in Exhibit 2.16, as amended by Exhibit 2.39 (8, 11)

Exhibit 2.25 - Series Designation #LEBRONBLACKREFRACTOR (Included in Exhibit 2.16, as amended by Exhibit 2.39 (8,11)

Exhibit 2.26 - Series Designation #LAMARJACKSONBASKET (Included in Exhibit 2.16 (8)

Exhibit 2.27 - Series Designation #GIANNISRPA (Included in Exhibit 2.16 (8)

Exhibit 2.28 - Series Designation #BRADYROOKIE (Included in Exhibit 2.16 (8)

Exhibit 2.29 - Series Designation #1986WAX (Included in Exhibit 2.16 (8)

Exhibit 2.30 - Series Designation #SEAVER1971PSA10 (Included in Exhibit 2.16 (8)

Exhibit 2.31 - Series Designation #GRETZKYOPEECHEE1979 (Included in Exhibit 2.16 (8)

Exhibit 2.32 - Series Designation #ZIONRPABGS9 (Included in Exhibit 2.16 (8)

Exhibit 2.33 - Amendment No. 5 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (10)

Exhibit 2.34 - Series Designation #BANKS1954PSA9 (Included in Exhibit 2.33) (10)

Exhibit 2.35 - Series Designation #MANTLE1952BOWMANPSA8 (Included in Exhibit 2.33) (10)

Exhibit 2.36 - Series Designation #KOUFAX1955PSA8.5 (Included in Exhibit 2.33) (10)

Exhibit 2.37 - Series Designation #DURANTCHROMEREFRACTORPSA10 (Included in Exhibit 2.33) (10)

Exhibit 2.38 - Series Designation #GIANNISIMMACULATE (Included in Exhibit 2.33) (10)

Exhibit 2.39 - Amendment No. 6 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (11)

Exhibit 2.40 - Series Designation #Mantle1952ToppsPSA8 (included in Exhibit 2.39) (11)

Exhibit 2.41 - Series Designation #JORDAN85NIKEBASKET (included in Exhibit 2.39) (11)

EXHIBIT INDEX CONTINUED

Exhibit 2.42 - Series Designation #JORDANROOKIEJERSEY (included in Exhibit 2.39) (11)

Exhibit 2.43 - Series Designation #TIGERPUTTER (included in Exhibit 2.39) (11)

Exhibit 2.44 - Series Designation #BRADYREEBOKFLAWLESS (included in Exhibit 2.39) (11)

Exhibit 2.45 - Series Designation #MAHOMESEMERALDRPABGS9 (included in Exhibit 2.39) (11)

Exhibit 2.46 - Series Designation #18-19BASKETBALLGROWTHBASKET (included in Exhibit 2.39) (11)

Exhibit 2.47 - Series Designation #EMMITTSMITHMVPBASKET (included in Exhibit 2.39) (11)

Exhibit 2.48 - Series Designation #EMMITTSMITH10KJERSEY (included in Exhibit 2.39) (11)

Exhibit 2.49 - Amendment No. 7 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (12)

Exhibit 2.50 - Series Designation #LEBRONULTIMATE (included in Exhibit 2.95) (14)

Exhibit 2.51 - Series Designation #TATISBOWMANBLACKLABEL (included in Exhibit 2.95) (14)

Exhibit 2.52 - Series Designation #GIANNISGOLDIMMACULATE (included in Exhibit 2.49) (12)

Exhibit 2.53 - Series Designation #TIGERSIFORKIDS (included in Exhibit 2.49) (12)

Exhibit 2.54 - Series Designation #ANDRETHEGIANT (included in Exhibit 2.49) (12)

Exhibit 2.55 - Series Designation #MARINOMANNINGFAVREJERSEYS (included in Exhibit 2.49) (12)

Exhibit 2.56 - Series Designation #GALESAYERSJERSEY (included in Exhibit 2.49) (12)

Exhibit 2.57 - Series Designation #DICKBUTKUSJERSEY (included in Exhibit 2.49) (12)

Exhibit 2.58 - Series Designation #2000PLAYOFFCONTENDERSWAX (included in Exhibit 2.49) (12)

Exhibit 2.597 - Series Designation #TEDWILLIAMS1939PLAYBALL (included in Exhibit 2.49 (12)

Exhibit 2.60 - Series Designation #TATUMFLAWLESS10 (included in Exhibit 2.49) (12)

Exhibit 2.61 - Series Designation # LEBRONEMBLEMSOFENDORSEMENT (included in Exhibit 2.49) (12)

Exhibit 2.62 - Amendment No. 8 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (13)

Exhibit 2.63 - Series Designation #TatisGoldRefractor9.5 (included in Exhibit 2.62) (13)

Exhibit 2.64 - Series Designation #DurantExquisite (included in Exhibit 2.62) (13)

Exhibit 2.65 - Series Designation #DoncicBluePSA10 (included in Exhibit 2.62) (13)

Exhibit 2.66 - Series Designation #Mays1960PSA9 (included in Exhibit 2.62) (13)

Exhibit 2.67 - Series Designation #Clemente1955PSA8 (included in Exhibit 2.95) (14)

Exhibit 2.68 - Series Designation #Aaron1954PSA8 (included in Exhibit 2.62) (13)

Exhibit 2.69 - Series Designation #BradyPlayoffContendersBasket (included in Exhibit 2.62) (13)

Exhibit 2.70 - Series Designation #ClementeWhite&GrayBasket (included in Exhibit 2.95) (14)

Exhibit 2.71 - Series Designation #FrankRobinson1957PSA9Basket (included in Exhibit 2.62) (13)

Exhibit 2.72 - Series Designation #DWadeUltimate (included in Exhibit 2.62) (13)

Exhibit 2.73 - Series Designation #JeterFoilRCBasketBGS9.5 (included in Exhibit 2.95) (14)

Exhibit 2.74 - Series Designation #1964KoufaxJersey (included in Exhibit 2.62) (13)

Exhibit 2.75 - Series Designation #Clemente68Jersey (included in Exhibit 2.62) (13)

Exhibit 2.76 - Series Designation #HallOfFameBaseball (included in Exhibit 2.62) (13)

Exhibit 2.77 - Series Designation #Aaron1954PSA8.5 (included in Exhibit 2.62) (13)

Exhibit 2.78 - Series Designation #BettsGoldRefractorBASKET (included in Exhibit 2.95) (14)

Exhibit 2.79 - Series Designation #AcunaGold9.5 (included in Exhibit 2.62) (13)

Exhibit 2.80 - Series Designation #JordanLeBronMeloTripleLogoMan (included in Exhibit 2.62) (13)

Exhibit 2.81 - Series Designation #1969ToppsBasketballSet (included in Exhibit 2.62) (13)

Exhibit 2.82 - Series Designation #GleyberTorresOrange9.5 (included in Exhibit 2.62) (13)

Exhibit 2.83 - Series Designation #CobbVintageT206Photo (included in Exhibit 2.62) (13)

Exhibit 2.84 - Series Designation #Mays1951Photo (included in Exhibit 2.62) (13)

Exhibit 2.85 - Series Designation #RodgersPlayoffContendersGreen (included in Exhibit 2.62) (13)

Exhibit 2.86 - Series Designation #TraeYoungFlawlessBGS9 (included in Exhibit 2.62) (13)

Exhibit 2.87 - Series Designation #Mays1959PSA9Basket (included in Exhibit 2.62) (13)

Exhibit 2.88 - Series Designation #YastrzemskiRC9Basket (included in Exhibit 2.62) (13)

Exhibit 2.89 - Series Designation #Koufax55PSA9 (included in Exhibit 2.95) (14)

Exhibit 2.90 - Series Designation #MAYS1952PSA8 (included in Exhibit 2.95) (14)

Exhibit 2.91 - Series Designation #MANTLE1960PSA9 (included in Exhibit 2.62) (13)

EXHIBIT INDEX CONTINUED

Exhibit 2.92 - Series Designation #MONTANARCPSA10 (included in Exhibit 2.62) (13)

Exhibit 2.93 - Series Designation #TigerSPAuthenticBGS9.5 (included in Exhibit 2.62) (13)

Exhibit 2.94 - Series Designation #Mantle1956PSA8Basket (included in Exhibit 2.62) (13)

Exhibit 2.94 - Series Designation #MagicBirdDrJPSA8Basket (included in Exhibit 2.62) (13)

Exhibit 2.95 - Amendment No. 9 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (14)

Exhibit 2.96 - Series Designation #RickeyHendersonRCPSA10 (included in Exhibit 2.95) (14)

Exhibit 2.97 - Series Designation #MikanRCPhoto (included in Exhibit 2.95) (14)

Exhibit 2.98 - Series Designation #Mantle52ToppsPhoto (included in Exhibit 2.95) (14)

Exhibit 2.99 - Series Designation #NamathRCPhoto (included in Exhibit 2.95) (14)

Exhibit 2.100 - Series Designation #WiltChamberlain61PSA9 (included in Exhibit 2.95) (14)

Exhibit 2.101 - Series Designation #Mantle52ToppsPSA7 (included in Exhibit 2.95) (14)

Exhibit 2.102 - Series Designation #CrosbyTheCupBasket (included in Exhibit 2.95) (14)

Exhibit 2.103 - Series Designation #OvechkinTheCupBGS8.5 (included in Exhibit 2.95) (14)

Exhibit 2.104 - Series Designation #JordanExquisiteBGS8 (included in Exhibit 2.95) (14)

Exhibit 2.105 - Series Designation #CurryRPABGS9.5 (included in Exhibit 2.95) (14)

Exhibit 2.106 - Series Designation #JordanSignedProfessionalBat (included in Exhibit 2.95) (14)

Exhibit 2.107 - Series Designation #DiMaggio1933Bat (included in Exhibit 2.95) (14)

Exhibit 2.108 - Series Designation #Ruth1916SportingNewsPSA7 (included in Exhibit 2.95) (14)

Exhibit 2.109 - Series Designation #Andre&HulkWrestlingBasket (included in Exhibit 2.95) (14)

Exhibit 2.110 - Series Designation #FrankRobinson500HRBat (included in Exhibit 2.95) (14)

Exhibit 2.111 - Series Designation #MagicBirdLogoMan (included in Exhibit 2.95) (14)

Exhibit 2.112 - Series Designation #MessiRookieBasket (included in Exhibit 2.95) (14)

Exhibit 2.113 - Series Designation #ChamberlainPhilaJersey59-60 (included in Exhibit 2.95) (14)

Exhibit 2.114 - Series Designation #LeBronMeloWadeTrioRC (included in Exhibit 2.95) (14)

Exhibit 2.115 - Series Designation #Mantle54BowmanBasket (included in Exhibit 2.95) (14)

Exhibit 2.116 - Series Designation #BettsBlueRefractorBasket (included in Exhibit 2.95) (14)

Exhibit 2.117 - Series Designation #JackieRobinson48Leaf7 (included in Exhibit 2.95) (14)

Exhibit 2.118 - Series Designation #AliOlympicBlazer (included in Exhibit 2.95) (14)

Exhibit 2.119 - Series Designation #HonusWagnerT206A (included in Exhibit 2.95) (14)

Exhibit 2.120 - Series Designation #Ruth33GoudeySGC8 (included in Exhibit 2.95) (14)

Exhibit 2.121 - Series Designation #MayweatherRCPSA10 (included in Exhibit 2.95, as amended by Exhibit 2.155) (14, 15)

Exhibit 2.122 - Series Designation #TysonRCBGS9Basket (included in Exhibit 2.95) (14)

Exhibit 2.123 - Series Designation #Elway1984RookieCardPSA10Basket (included in Exhibit 2.95) (14)

Exhibit 2.124 - Series Designation #Marino1984RookieCardBGS10Basket (included in Exhibit 2.95) (14)

Exhibit 2.125 - Series Designation #KobeReebokIversonRetros (included in Exhibit 2.95) (14)

Exhibit 2.126 - Series Designation #Mays1951Bowman7 (included in Exhibit 2.95) (14)

Exhibit 2.127 - Series Designation #OzzieSmithRCBGS9.5 (included in Exhibit 2.95) (14)

Exhibit 2.128 - Series Designation #PaulMolitor1978ToppsPSA10 (included in Exhibit 2.95) (14)

Exhibit 2.129 - Series Designation #Mantle1968PSA9Basket (included in Exhibit 2.95) (14)

Exhibit 2.130 - Series Designation #GaryCarter1975PSA10Basket (included in Exhibit 2.95) (14)

Exhibit 2.131 - Series Designation #Mantle1966ToppsPSA9Basket (included in Exhibit 2.95) (14)

Exhibit 2.132 - Series Designation #Mantle1957ToppsPSA8.5 (included in Exhibit 2.95) (14)

Exhibit 2.133 - Series Designation #WadeChromeRefractorBGS10 (included in Exhibit 2.95) (14)

Exhibit 2.134 - Series Designation #DeversSuperfractor (included in Exhibit 2.95) (14)

Exhibit 2.135 - Series Designation #JoshAllenGoldBGS9.5 (included in Exhibit 2.95) (14)

Exhibit 2.136 - Series Designation #Maris58ToppsPSA9 (included in Exhibit 2.95, as amended by Exhibit 2.155) (14, 15)

Exhibit 2.137 - Series Designation #Mantle56PSA9 (included in Exhibit 2.95) (14)

Exhibit 2.138 - Series Designation #MessiMegacracks#71PSA9 (included in Exhibit 2.95) (14)

Exhibit 2.139 - Series Designation #JackieRobinson53Topps8 (included in Exhibit 2.95) (14)

Exhibit 2.140 - Series Designation #Mays1956GrayPSA9 (included in Exhibit 2.95) (14)

EXHIBIT INDEX CONTINUED

Exhibit 2.141 - Series Designation #Mantle1965Topps9 (included in Exhibit 2.95, as amended by Exhibit 2.155) (14)

Exhibit 2.142 - Series Designation #Mantle1967Topps9 (included in Exhibit 2.95) (14)

Exhibit 2.143 - Series Designation #Mantle1964Topps9 (included in Exhibit 2.95) (14)

Exhibit 2.144 - Series Designation #Ruth1933GoudeyRedAutographed (included in Exhibit 2.95, as amended by Exhibit 2.155) (14, 15)

Exhibit 2.145 - Series Designation #Mantle1960Topps9 (included in Exhibit 2.95, as amended by Exhibit 2.155) (14, 15)

Exhibit 2.146 - Series Designation #Mantle1969Topps9 (included in Exhibit 2.95, as amended by Exhibit 2.155) (14, 15)

Exhibit 2.147 - Series Designation #SeagerOrangeRefractorBasket (included in Exhibit 2.95) (14)

Exhibit 2.148 - Series Designation #MahomesNT8.5 (included in Exhibit 2.95) (14)

Exhibit 2.149- Series Designation #LeBronChromeBGS10 (included in Exhibit 2.95) (14)

Exhibit 2.150 - Series Designation #LukaRookieJersey (included in Exhibit 2.95) (14)

Exhibit 2.151 - Series Designation #Mantle51Bowman8 (included in Exhibit 2.95) (14)

Exhibit 2.152 - Series Designation #MahomesImmaculate1of1 (included in Exhibit 2.95) (14)

Exhibit 2.153 - Series Designation #JordanLeBronSignoftheTimes (included in Exhibit 2.95) (14)

Exhibit 2.154 - Series Designation #LeBronMeloDualLogoman (included in Exhibit 2.95) (14)

Exhibit 2.155 - Amendment No. 10 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (15)

Exhibit 2.156 - Series Designation #JokicRefractor1of1 (included in Exhibit 2.155) (15)

Exhibit 2.157 - Series Designation #KillebrewJersey (included in Exhibit 2.155) (15)

Exhibit 2.158 - Series Designation #LeBronWadeBoshRookieMatrix (included in Exhibit 2.155) (15)

Exhibit 2.159 - Series Designation #KawhiNT9.5 (included in Exhibit 2.155) (15)

Exhibit 2.160 - Series Designation #LukaWhiteSparkle (included in Exhibit 2.155) (15)

Exhibit 2.161 - Series Designation #WadeExquisite8.5 (included in Exhibit 2.155) (15)

Exhibit 2.162 - Series Designation #JordanLeBronMagicTripleSigs (included in Exhibit 2.155) (15)

Exhibit 2.163 - Series Designation #KobeAtomicRefractor (included in Exhibit 2.155) (15)

Exhibit 2.164 - Series Designation #LeBronSPXBGS9.5 (included in Exhibit 2.155) (15)

Exhibit 2.165 - Series Designation #SandersPaytonPassingtheTorch (included in Exhibit 2.155) (15)

Exhibit 2.166 - Series Designation #1955ToppsBaseballSet (included in Exhibit 2.155) (15)

Exhibit 2.167 - Series Designation #LouGehrigRCPhoto (included in Exhibit 2.155) (15)

Exhibit 2.168 - Series Designation #DonovanMitchellNT9.5 (included in Exhibit 2.155) (15)

Exhibit 2.169 - Series Designation #DMitchellGoldRefractorBGS9.5 (included in Exhibit 2.155) (15)

Exhibit 2.170 - Series Designation #AliRookieCardBVG8 (included in Exhibit 2.155) (15)

Exhibit 2.171 - Series Designation #KoufaxPSA8 (included in Exhibit 2.155) (15)

Exhibit 2.172 - Series Designation #BreesFinestBasket (included in Exhibit 2.155) (15)

Exhibit 2.173 - Series Designation #KevinDurantExquisiteBGS9 (included in Exhibit 2.155) (15)

Exhibit 2.174 - Series Designation #ShaqRCPSA10Basket (included in Exhibit 2.155) (15)

Exhibit 2.175 - Series Designation #TroutBowmanBasket (included in Exhibit 2.155) (15)

Exhibit 2.176 - Series Designation #SatchelPaige48LeafSGC30 (included in Exhibit 2.155) (15)

Exhibit 2.177 - Series Designation #ShoelessJoeJackson1915PSA8 (included in Exhibit 2.155) (15)

Exhibit 2.178 - Series Designation #1982ToppsBaseballTrayPackCase (included in Exhibit 2.155) (15)

Exhibit 2.179 - Series Designation #1909E95SGCSet (included in Exhibit 2.155) (15)

Exhibit 2.180 - Series Designation #NegroLeagueLegendaryCutsBasket (included in Exhibit 2.155) (15)

Exhibit 2.181 - Series Designation #AcunaBowman10Basket (included in Exhibit 2.155) (15)

Exhibit 2.182 - Series Designation #LukaFlawless9.5 (included in Exhibit 2.155) (15)

Exhibit 2.183 - Series Designation #03ExquisiteBox (included in Exhibit 2.155) (15)

Exhibit 2.184 - Series Designation #Jordan85StarBGS8.5 (included in Exhibit 2.155) (15)

Exhibit 2.185 - Series Designation #NTBBallWaxBundle (included in Exhibit 2.155) (15)

Exhibit 2.186 - Series Designation #BradyChampionshipTicket (included in Exhibit 2.155) (15)

EXHIBIT INDEX CONTINUED

Exhibit 2.187 - Series Designation #TroutBowmanPristine (included in Exhibit 2.155) (15)

Exhibit 2.188 - Series Designation #LBJExquisite (included in Exhibit 2.155) (15)

Exhibit 2.189 - Series Designation #Kobe96RefractorBGS9.5 (included in Exhibit 2.155) (15)

Exhibit 2.190 - Series Designation #03ToppsChromeWax (included in Exhibit 2.155) (15)

Exhibit 2.191 - Series Designation #BradyBowman10 (included in Exhibit 2.155) (15)

Exhibit 2.192 - Series Designation #KDToppsChrome10 (included in Exhibit 2.155) (15)

Exhibit 2.193 - Series Designation #LBJKobeToppsBasket (included in Exhibit 2.155) (15)

Exhibit 2.194 - Series Designation #SotoOrangeRefractorBGS9.5 (included in Exhibit 2.155) (15)

Exhibit 2.195 - Series Designation #TroutFinestSuperfractor (included in Exhibit 2.155) (15)

Exhibit 2.196 - Series Designation #MagicBirdDrJPSA9Basket (included in Exhibit 2.155) (15)

Exhibit 2.197 - Series Designation #Jordan86FleerBGS9.5Basket (included in Exhibit 2.155) (15)

Exhibit 2.198 - Series Designation #OvechkinSPAuthBasket9.5 (included in Exhibit 2.155) (15)

Exhibit 2.199 - Series Designation #Mantle1963PSA9 (included in Exhibit 2.155) (15)

Exhibit 2.200 - Series Designation #Gretzky1979Topps9 (included in Exhibit 2.155) (15)

Exhibit 2.201 - Series Designation #MessiMegacracksBGS9.5Basket (included in Exhibit 2.155) (15)

Exhibit 2.202 - Series Designation #HonusWagner1910PSA5 (included in Exhibit 2.155) (15)

Exhibit 2.203 - Series Designation #Mantle1953Bowman8Basket (included in Exhibit 2.155) (15)

Exhibit 2.204 - Series Designation #Mantle1953Topps8 (included in Exhibit 2.155) (15)

Exhibit 2.205 - Series Designation #Mays1957LadderBasket (included in Exhibit 2.155) (15)

Exhibit 2.206 - Series Designation #AaronDecadeBasket (included in Exhibit 2.155) (15)

Exhibit 2.207 - Series Designation #BillRussellExquisiteBGS9 (included in Exhibit 2.155) (15)

Exhibit 2.208 - Series Designation #YogiBerraRCPSA9 (included in Exhibit 2.155) (15)

Exhibit 2.209 - Series Designation #TraeYoungFlawlessGreenBGS9 (included in Exhibit 2.155) (15)

Exhibit 2.210 - Series Designation #MagicBirdDrJ1980PSA9 (included in Exhibit 2.155) (15)

Exhibit 2.211 - Series Designation #Brady2000SPXSpectrumBGS9.5 (included in Exhibit 2.155) (15)

Exhibit 2.212 - Series Designation #MPJChampionshipTicket (included in Exhibit 2.155) (15)

Exhibit 2.213 - Series Designation #ErlingHaalandPSA10Basket (included in Exhibit 2.155) (15)

Exhibit 3 - Instruments defining the rights of securities holder (see Exhibits 2.1, 2.2, 2.8, 2.9, 2.12, 2.16, 2.13, 2.39, 2.49, 2.62, 2.95 and 2.155)

Exhibit 4 - Form of Subscription Agreement (5)

Exhibit 6.1 - Consignment Agreement for Series Assets (3)

Exhibit 6.2 - Asset Management Agreement #RUTHGEHRIGBALL(2)

Exhibit 6.3 - Asset Management Agreement #CURRYBASKET (2)

Exhibit 6.4 - Asset Management Agreement #LEBRONROOKIE (2)

Exhibit 6.5 - Asset Management Agreement #KAWHIBASKET (2)

Exhibit 6.6 - Consignment Agreement #MANTLEMINT1953 (3)

Exhibit 6.7 - Asset Management Agreement #MANTLEMINT1953 (3)

Exhibit 6.8 - Consignment Agreement #JORDANPSA10 (6)

Exhibit 6.9 - Asset Management Agreement #JORDANPSA10 (6)

Exhibit 6.10 - Consignment Agreement #COBBMINTE98 (11) †

Exhibit 6.11 - Asset Management Agreement #COBBMINTE98 (6)

Exhibit 6.12 - Amendment to Consignment Agreement for Series Assets (7)

Exhibit 6.13 - Consignment Agreement for Series #KAWHIBASKET (7)

Exhibit 6.14 - Consignment Agreement #LUKAROOKIE and #MAHOMESROOKIE (7)

Exhibit 6.15 - Asset Management Agreement #LUKAROOKIE (7)

Exhibit 6.16 - Asset Management Agreement #MAHOMESROOKIE (7)

Exhibit 6.17 - Consignment Agreement #MAGICBIRDDRJ (7) †

Exhibit 6.18 - Asset Management Agreement #MAGICBIRDDRJ (7)

Exhibit 6.19 - Consignment Agreement for #JackieRobinsonAutoBat, #AliWBCBelt, #ChamberlainHSUNIFORM and #AlcindorUCLAJACKET (10)

Exhibit 6.20 - Consignment Agreement for #JORDANROOKIEJERSEY AND #UNITAS1965JERSEY (11)

Exhibit 6.21 - Asset Management Agreement for #JackieRobinsonAutoBat (9)

EXHIBIT INDEX CONTINUED

Exhibit 6.22 - Asset Management Agreement for #Unitas1965Jersey (9)

Exhibit 6.23 - Asset Management Agreement for #AliWBCBelt (9)

Exhibit 6.24 - Asset Management Agreement for #ChamberlainHSUNIFORM (9)

Exhibit 6.25 - Asset Management Agreement for #AlcindorUCLAJACKET (9)

Exhibit 6.26 - Consignment Agreement for #MOOKIEBETTSGLOVE (11)†

Exhibit 6.27 - Consignment Agreement for #LEBRONBLACKREFRACTOR (11) †

Exhibit 6.28 - Asset Management Agreement for #TroutGlove (9)

Exhibit 6.29 - Asset Management Agreement for #MookieBettsGlove (9)

Exhibit 6.30 - Asset Management Agreement for #LeBronBlackRefractor (9)

Exhibit 6.31 - Consignment Agreement for #55JACKIEROBINSONPSA10 (8)

Exhibit 6.32 - Asset Management Agreement for #55JackieRobinsonPSA10 (9)

Exhibit 6.33 - Consignment Agreement for #LAMARJACKSONBASKET and #BRADYROOKIE (8)

Exhibit 6.34 - Asset Management Agreement for #LamarJacksonBasket (9)

Exhibit 6.35 - Asset Management Agreement for #BradyRookie (9)

Exhibit 6.36 - Consignment Agreement for #GiannisRPA (10)

Exhibit 6.37 - Asset Management Agreement for #GiannisRPA (9)

Exhibit 6.38 - Consignment Agreement for #1986WAX (8) †

Exhibit 6.39 -Asset Management Agreement for #1986WAX (9)

Exhibit 6.40 - Consignment Agreement for #SEAVER1971PSA10 (8)

Exhibit 6.41 - Asset Management Agreement for #Seaver1971PSA10 (9)

Exhibit 6.42 - Consignment Agreement for #GRETZKYOPEECHEE1979 (10)

Exhibit 6.43 - Asset Management Agreement for #GretzkyOpeechee1979 (9)

Exhibit 6.44 - Consignment Agreement for #ZIONRPABGS9 (8)

Exhibit 6.45 - Asset Management Agreement for #ZionRPABGS9 (9)

Exhibit 6.46 - Consignment Agreement for #GretzkyOpeechee1979, #banks1954psa9, #mantle1952bowmanpsa8, #koufax1955psa8.5 and #Durantchromerefractorpsa10 (10)

Exhibit 6.47 - Asset Management Agreement for #banks1954psa9 (9)

Exhibit 6.48 - Asset Management Agreement for #mantle1952bowmanpsa8 (9)

Exhibit 6.49 - Asset Management Agreement for #koufax1955psa8.5 (9)

Exhibit 6.50 - Asset Management Agreement for #durantchromerefractorpsa10 (9)

Exhibit 6.51 - Consignment Agreement for #Giannisimmaculate (10)

Exhibit 6.52 - Asset Management Agreement for ##Giannisimmaculate (9)

Exhibit 6.53 - Amendment No. 1 to Consignment Agreement for #LAMARJACKSONBASKET and #BRADYROOKIE (10)

Exhibit 6.54 - Consignment Agreement for #MANTLE1952TOPPSPSA8 (11) †

Exhibit 6.55 - Asset Management Agreement for #Mantle1952ToppsPSA8 (9)

Exhibit 6.56 - Consignment Agreement for #Jordan85NikeBasket (11) †

Exhibit 6.57 - Asset Management Agreement for #Jordan85NikeBasket (9)

Exhibit 6.58 - Asset Management Agreement for #JordanRookieJersey (9)

Exhibit 6.59 - Consignment Agreement for #TigerPutter (11) †

Exhibit 6.60 - Asset Management Agreement for #TigerPutter (9)

Exhibit 6.61 - Consignment Agreement for #BradyReebokFlawless (11) †

Exhibit 6.62 - Asset Management Agreement for #BradyReebokFlawless (9)

Exhibit 6.63 - Consignment Agreement for #MAHOMESEMERALDRPABGS9 and #18-19BASKETBALLGROWTHBASKET (11)

Exhibit 6.64 - Asset Management Agreement for #MahomesEmeraldRPABGS9 (9)

Exhibit 6.65 - Asset Management Agreement for #18-19BasketballGrowthBasket (9)

Exhibit 6.66 - Consignment Agreement for #EMMITTSMITHMVPBASKET and #EMMITTSMITH10KJERSEY (11) †

Exhibit 6.67 - Asset Management Agreement for #EmmittSmithMVPBasket (9)

Exhibit 6.68 - Asset Management Agreement for #EmmittSmith10kJersey (9)

Exhibit 6.69 - Consignment Agreement for #LeBronUltimate (14) ††

EXHIBIT INDEX CONTINUED

Exhibit 6.70 - Asset Management Agreement for #LeBronUltimate (9)

Exhibit 6.71 - Consignment Agreement for #TatisBowmanBlackLabel (14) ††

Exhibit 6.72 - Asset Management Agreement for #TatisBowmanBlackLabel (9)

Exhibit 6.73 - Consignment Agreement for #GIANNISGOLDIMMACULATE (12)†

Exhibit 6.74 - Asset Management Agreement for #GiannisGoldImmaculate (9)

Exhibit 6.75 - Consignment Agreement for #TigerSIForKids (12) †

Exhibit 6.76 - Asset Management Agreement for #TigerSIForKids (9)

Exhibit 6.77 - Consignment Agreement for #ANDRETHEGIANT, #MARINOMANNINGFAVREJERSEYS, #GALESAYERSJERSEY #DICKBUTKUSJERSEY (12)

Exhibit 6.78 - Asset Management Agreement for #ANDRETHEGIANT (9)

Exhibit 6.79 - Asset Management Agreement for #MarinoManningFavreJerseys (9)

Exhibit 6.80 - Asset Management Agreement for #galeSayersJersey (9)

Exhibit 6.81 - Asset Management Agreement for #dickButkusJersey (9)

Exhibit 6.82 - Consignment Agreement for #2000PlayoffContendersWax (12) †

Exhibit 6.83 - Asset Management Agreement for #2000PlayoffContendersWax (9)

Exhibit 6.84 - Consignment Agreement for #TEDWILLIAMS1939PLAYBALL (12)

Exhibit 6.85 - Asset Management Agreement for #TEDWILLIAMS1939PLAYBALL (9)

Exhibit 6.86 - Consignment Agreement for #TATUMFLAWLESS10 (12) †

Exhibit 6.87 - Asset Management Agreement for #TATUMFLAWLESS10 (9)

Exhibit 6.88 - Consignment Agreement for #LEBRONEMBLEMSOFENDORSEMENT (12) †

Exhibit 6.89 - Asset Management Agreement for # LEBRONEMBLEMSOFENDORSEMENT (9)

Exhibit 6.90 - Consignment Agreement for #TatisGoldRefractor9.5 (13) †

Exhibit 6.91 - Asset Management Agreement for #TatisGoldRefractor9.5 (9)

Exhibit 6.92 - Consignment Agreement for #DurantExquisite (13) †

Exhibit 6.93 - Asset Management Agreement for #DurantExquisite (9)

Exhibit 6.94 - Consignment Agreement for #DoncicBluePSA10 (13) †

Exhibit 6.95 - Asset Management Agreement for #DoncicBluePSA10 (9)

Exhibit 6.96 - Consignment Agreement for #Mays1960PSA9; #Aaron1954PSA8; #FrankRobinson1957PSA9Basket; #Aaron1954PSA8.5; #Mays1959PSA9Basket; #YastrzemskiRC9Basket; #MANTLE1960PSA9 and #MONTANARCPSA10 (13) †

Exhibit 6.97 - Asset Management Agreement for #Mays1960PSA9 (9)

Exhibit 6.98 - Asset Management Agreement for #Clemente1955PSA8 (9)

Exhibit 6.99 - Asset Management Agreement for #Aaron1954PSA8 (9)

Exhibit 6.100 - Asset Management Agreement for #ClementeWhite&GrayBasket (9)

Exhibit 6.101 - Second Consignment Agreement for #FrankRobinson1957PSA9Basket and #Mays1959PSA9Basket (13)

Exhibit 6.102 - Asset Management Agreement for #FrankRobinson1957PSA9Basket (9)

Exhibit 6.103 - Asset Management Agreement for #JeterFoilRCBasketBGS9.5 (9)

Exhibit 6.104 - Asset Management Agreement for #Aaron1954PSA8.5 (9)

Exhibit 6.105 - Asset Management Agreement for #Mays1959PSA9Basket (9)

Exhibit 6.106 - Asset Management Agreement for #YastrzemskiRC9Basket (9)

Exhibit 6.107 - Asset Management Agreement for #Koufax55PSA9 (9)

Exhibit 6.108 - Asset Management Agreement for #MAYS1952PSA8 (9)

Exhibit 6.109 - Asset Management Agreement for #MANTLE1960PSA9 (9)

Exhibit 6.110 - Consignment Agreement for #BradyPlayoffContendersBasket (13)

Exhibit 6.111 - Asset Management Agreement for #BradyPlayoffContendersBasket (9)

Exhibit 6.112 - Consignment Agreement for #DWadeUltimate (13) †

Exhibit 6.113 - Asset Management Agreement for #DWadeUltimate (9)

Exhibit 6.114 - Consignment Agreement for #1964KoufaxJersey, #Clemente68Jersey and #HallOfFameBaseball (13)

Exhibit 6.115 - Asset Management Agreement for #1964KoufaxJersey (9)

Exhibit 6.116 - Asset Management Agreement for #Clemente68Jersey (9)

EXHIBIT INDEX CONTINUED

Exhibit 6.117 - Asset Management Agreement for #HallOfFameBaseball (9)

Exhibit 6.118 - Consignment Agreement for #GleyberTorresOrange9.5 (13) †

Exhibit 6.119 - Asset Management Agreement for #BettsGoldRefractorBAsket (9)

Exhibit 6.120 - Asset Management Agreement for #GleyberTorresOrange9.5 (9)

Exhibit 6.121 - Consignment Agreement for #AcunaGold9.5 (13)

Exhibit 6.122 - Asset Management Agreement for #AcunaGold9.5 (9)

Exhibit 6.123 - Consignment Agreement for #JordanLeBronMeloTripleLogoMan (13) †

Exhibit 6.124 - Asset Management Agreement for #JordanLeBronMeloTripleLogoMan (9)

Exhibit 6.125 - Consignment Agreement for #1969ToppsBasketballSet (13) †

Exhibit 6.126 - Asset Management Agreement for #1969ToppsBasketballSet (9)

Exhibit 6.127 - Consignment Agreement for #CobbVintageT206Photo and #Mays1951Photo (13) †

Exhibit 6.128 - Asset Management Agreement for #CobbVintageT206Photo (9)

Exhibit 6.129 - Asset Management Agreement for #Mays1951Photo (9)

Exhibit 6.130 - Consignment Agreement for #RodgersPlayoffContendersGreen and #TraeYoungFlawlessBGS9 (13) †

Exhibit 6.131 - Asset Management Agreement for #RodgersPlayoffContendersGreen (9)

Exhibit 6.132 - Asset Management Agreement for #TraeYoungFlawlessBGS9 (9)

Exhibit 6.133 - Asset Management Agreement for #MONTANARCPSA10 (9)

Exhibit 6.134 - Consignment Agreement for #TigerSPAuthenticBGS9.5 (13) †

Exhibit 6.135 - Asset Management Agreement for #TigerSPAuthenticBGS9.5 (9)

Exhibit 6.136 - Consignment Agreement for #Mantle1956PSA8Basket (13)

Exhibit 6.137 - Asset Management Agreement for #Mantle1956PSA8Basket (9)

Exhibit 6.138 - Consignment Agreement for # MagicBirdDrJPSA8Basket (13)

Exhibit 6.139 - Asset Management Agreement for # MagicBirdDrJPSA8Basket (9)

Exhibit 6.140 - Consignment Agreement for #Clemente1955PSA8;
#ClementeWhite&GrayBasket; #JeterFOILBasket9.5; #KOUFAX1955PSA9;
#Mays1952ToppsPSA8; #RickeyHendersonRCPSA10; #Mantle52ToppsPSA7;
#TysonRCBGS9Basket;
Elway1984RookieCardPSA10Basket;
#Marino1984RookieCardBGS10Basket; #Mays1951Bowman7;
#OzzieSmithRCBGS9.5; #PaulMolitor1978ToppsPSA10;
#Mantle1968PSA9Basket; #GaryCarter1975PSA10Basket;
#Mantle1966ToppsPSA9Basket; #Mantle1957ToppsPSA8.5;
#Mantle56PSA9; #MessiMegacracks#71PSA9;
#JackieRobinson53Topps8; #Mays1956GrayPSA9;
#Mantle1967Topps9; and #Mantle1964Topps9
.. (14) ††

Exhibit 6.141 - Asset Management Agreement for #RickeyHendersonRCPSA10 (9)

Exhibit 6.142 - Consignment Agreement for #MikanRCPhoto, #Mantle52ToppsPhoto and #NamathRCPhoto (14)††

Exhibit 6.143 - Asset Management Agreement for #MikanRCPhoto (9)

Exhibit 6.144 - Asset Management Agreement for #Mantle52ToppsPhoto (9)

Exhibit 6.145 - Asset Management Agreement for #NamathRCPhoto (9)

Exhibit 6.146 - Consignment Agreement for # WiltChamberlain61PSA9 (14) ††

Exhibit 6.147 - Asset Management Agreement for #WiltChamberlain61PSA9 (9)

Exhibit 6.148 - Consignment Agreement for #CrosbyTheCupBasket, #OvechckinTheCupBGS8.5 and #Jordan07ExquisiteBGS8 (14) ††

Exhibit 6.149 - Asset Management Agreement for #CrosbyTheCupBasket (9)

Exhibit 6.150 - Asset Management Agreement for #OvechckinTheCupBGS8.5 (9)

Exhibit 6.151 - Asset Management Agreement for #Jordan07ExquisiteBGS8 (9)

Exhibit 6.152 - Consignment Agreement for # CurryRPABGS9.5 (14) ††

Exhibit 6.153 - Asset Management Agreement for #CurryRPABGS9.5 (9)

Exhibit 6.154 - Consignment Agreement for # JordanSignedProfessionalBat (14) ††

EXHIBIT INDEX CONTINUED

Exhibit 6.155 - Asset Management Agreement for #JordanSignedProfessionalBat (9)

Exhibit 6.156 - Consignment Agreement for # DiMaggio1933Bat (14) ††

Exhibit 6.157 - Asset Management Agreement for #DiMaggio1933Bat (9)

Exhibit 6.158 - Consignment Agreement for # Ruth1916SportingNewsPSA7 (14)

Exhibit 6.159 - Asset Management Agreement for #Ruth1916SportingNewsPSA7 (9)

Exhibit 6.160 - Consignment Agreement for # Andre&HulkWrestlingBasket (14) ††

Exhibit 6.161 - Asset Management Agreement for #Andre&HulkWrestlingBasket (9)

Exhibit 6.162 - Consignment Agreement for # FrankRobinson500HRBat (14) ††

Exhibit 6.163 - Asset Management Agreement for #FrankRobinson500HRBat (9)

Exhibit 6.164 - Consignment Agreement for # MagicBirdLogoMan (14) ††

Exhibit 6.165 - Asset Management Agreement for # MagicBirdLogoMan (9)

Exhibit 6.166 - Consignment Agreement for # MessiRookieBasket (14) ††

Exhibit 6.167 - Asset Management Agreement for # MessiRookieBasket (9)

Exhibit 6.168 - Consignment Agreement for # ChamberlainPhilaJersey59-60 (14) ††

Exhibit 6.169 - Asset Management Agreement for # ChamberlainPhilaJersey59-60 (9)

Exhibit 6.170 - Consignment Agreement for # LeBronMeloWadeTrioRC (14) ††

Exhibit 6.171 - Asset Management Agreement for # LeBronMeloWadeTrioRC (9)

Exhibit 6.172 - Consignment Agreement for # Mantle54BowmanBasket (14)

Exhibit 6.173 - Asset Management Agreement for # Mantle54BowmanBasket (9)

Exhibit 6.174 - Consignment Agreement for # BettsBlueRefractorBasket and #bettsblue refractor (14) ††

Exhibit 6.175 - Asset Management Agreement for # BettsBlueRefractorBasket (9)

Exhibit 6.176 - Consignment Agreement for # JackieRobinson48Leaf7 and Ruth33GoudeySGC8 and (14) ††

Exhibit 6.177 - Asset Management Agreement for # JackieRobinson48Leaf7 (9)

Exhibit 6.178 - Asset Management Agreement for # Ruth33GoudeySGC8 (9)

Exhibit 6.179 - Asset Management Agreement for # Ruth1933GoudeyRedAutographed (9)

Exhibit 6.180 - Consignment Agreement for # HonusWagnerT206A and AliOlympicBlazer (14) ††

Exhibit 6.181 - Asset Management Agreement for # HonusWagnerT206A (9)

Exhibit 6.182 - Asset Management Agreement for # AliOlympicBlazer (9)

Exhibit 6.183 - Consignment Agreement for # KobeReebokIversonRetros (14) ††

Exhibit 6.184 - Asset Management Agreement for # KobeReebokIversonRetros (9)

Exhibit 6.185 - Consignment Agreement for # WadeChromeRefractorBGS10, DeversSuperfractor and JoshAllenGoldBGS9.5 (14) ††

Exhibit 6.186 - Asset Management Agreement for # WadeChromeRefractorBGS10 (9)

Exhibit 6.187 - Asset Management Agreement for # DeversSuperfractor (9)

Exhibit 6.188 - Asset Management Agreement for # JoshAllenGoldBGS9.5 (9)

Exhibit 6.189 - Asset Management Agreement for #Mantle52ToppsPSA7 (9)

Exhibit 6.190 - Asset Management Agreement for #MayweatherRCPSA10 (9)

Exhibit 6.191 - Asset Management Agreement for #LeBronMeloDualLogoman (9)

Exhibit 6.192 - Asset Management Agreement for #TysonRCBGS9Basket (9)

Exhibit 6.193 - Asset Management Agreement for #Elway1984RookieCardPSA10Basket (9)

Exhibit 6.194 - Asset Management Agreement for #Marino1984RookieCardBGS10Basket (9)

Exhibit 6.195 - Asset Management Agreement for #Mays1951Bowman7 (9)

Exhibit 6.196 - Asset Management Agreement for #OzzieSmithRCBGS9.5 (9)

Exhibit 6.197 - Asset Management Agreement for #PaulMolitor1978ToppsPSA10 (9)

Exhibit 6.198 - Asset Management Agreement for #Mantle1968PSA9Basket (9)

Exhibit 6.199 - Asset Management Agreement for #GaryCarter1975PSA10Basket (9)

Exhibit 6.200 - Asset Management Agreement for #Mantle1966ToppsPSA9Basket (9)

Exhibit 6.201 - Asset Management Agreement for #Mantle1957ToppsPSA8.5 (9)

Exhibit 6.202 - Asset Management Agreement for #Maris58ToppsPSA9 (9)

EXHIBIT INDEX CONTINUED

Exhibit 6.203 - Asset Management Agreement for #Mantle56PSA9 (9)

Exhibit 6.204 - Asset Management Agreement for #MessiMegacracks#71PSA9 (9)

Exhibit 6.205 - Asset Management Agreement for #JackieRobinson53Topps8 (9)

Exhibit 6.206 - Asset Management Agreement for #Mays1956GrayPSA9 (9)

Exhibit 6.207 - Asset Management Agreement for #Mantle1965Topps9 (9)

Exhibit 6.208 - Asset Management Agreement for #Mantle1967Topps9 (9)

Exhibit 6.209 - Asset Management Agreement for #Mantle1964Topps9 (9)

Exhibit 6.210 - Asset Management Agreement for #Mantle1960Topps9 (9)

Exhibit 6.211 - Asset Management Agreement for #Mantle1969Topps9 (9)

Exhibit 6.212 - Consignment Agreement for #JackieRobinson48Leaf7 (14) ††

Exhibit 6.213 - Consignment Agreement for #SeagerOrangeRefractorBasket (14) ††

Exhibit 6.214 - Asset Management Agreement for #SeagerOrangeRefractorBasket (9)

Exhibit 6.215 - Consignment Agreement for #MahomesNT8.5 (14) ††

Exhibit 6.216 - Asset Management Agreement for #MahomesNT8.5 (9)

Exhibit 6.217 - Consignment Agreement for #LeBronChromeBGS10 (14) ††

Exhibit 6.218 - Asset Management Agreement for #LeBronChromeBGS10 (9)

Exhibit 6.219 - Consignment Agreement for #LukaRookieJersey (14) ††

Exhibit 6.220 - Asset Management Agreement for #LukaRookieJersey (9)

Exhibit 6.221 - Consignment Agreement for #Mantle51Bowman8 (14)

Exhibit 6.222 - Asset Management Agreement for #Mantle51Bowman8 (9)

Exhibit 6.223 - Consignment Agreement for #MahomesImmaculate1of1 (14) ††

Exhibit 6.224 - Asset Management Agreement for #MahomesImmaculate1of1 (9)

Exhibit 6.225 - Consignment Agreement for #JordanLeBronSignoftheTimes (14) ††

Exhibit 6.226 - Asset Management Agreement for #JordanLeBronSignoftheTimes (9)

Exhibit 6.227 - Consignment Agreement for #LeBronMeloDualLogoman (14) ††

Exhibit 6.228 - Consignment Agreement for #BETTSGOLDREFRACTORBASKET (14) ††

Exhibit 6.229 - Consignment Agreement for #TroutGlove (15)

Exhibit 6.230 - Consignment Agreement for #Jordan86FleerBGS9.5Basket, #OvechkinSPAuthBasket9.5, #Mantle1963PSA9, #Gretzky1979Topps9, #MessiMegacracksBGS9.5Basket, #HonusWagner1910PSA5, #Mantle1953Bowman8Basket, #Mantle1953Topps8, #Mays1957LadderBasket, #MayweatherRCPSA10, #Maris58ToppsPSA9, #Mantle1965Topps9, #Mantle1960Topps9, #Mantle1969Topps9, #MagicBirdDrJ1980PSA9, #AaronDecadeBasket (15)

Exhibit 6.231 - Consignment Agreement for #JokicRefractor1of1 (15)

Exhibit 6.232 - Consignment Agreement for #KillebrewJersey (15)

Exhibit 6.233 - Consignment Agreement for #LeBronWadeBoshRookieMatrix (15)

Exhibit 6.234 - Consignment Agreement for #KawhiNT9.5, #MagicBirdDrJPSA9Basket (15)

Exhibit 6.235 - Consignment Agreement for #LukaWhiteSparkle (15)

Exhibit 6.236 - Consignment Agreement for #WadeExquisite8.5, #JordanLeBronMagicTripleSigs, #KobeAtomicRefractor, #LeBronSPXBGS9.5, #SandersPaytonPassingtheTorch (15)

Exhibit 6.237 - Consignment Agreement for #LouGehrigRCPhoto (15)

Exhibit 6.238 - Consignment Agreement for #DonovanMitchellNT9.5 (15)

Exhibit 6.239 - Consignment Agreement for #DMitchellGoldRefractorBGS9.5 (15)

Exhibit 6.240 - Consignment Agreement for #AliRookieCardBVG8 (15)

Exhibit 6.241 - Consignment Agreement for #1955ToppsBaseballSet, #Ruth1933GoudeyRedAutographed (15)

Exhibit 6.242 - Consignment Agreement for #KoufaxPSA8, #BreesFinestBasket (15)

Exhibit 6.243 - Consignment Agreement for #KevinDurantExquisiteBGS9 (15)

Exhibit 6.244 - Consignment Agreement for #ShaqRCPSA10Basket (15)

Exhibit 6.245 - Consignment Agreement for #TroutBowmanBasket (15)

Exhibit 6.246 - Consignment Agreement for #SatchelPaige48LeafSGC30, #ShoelessJoeJackson1915PSA8, #1982ToppsBaseballTrayPackCase. #1909E95SGCSet, #NegroLeagueLegendaryCutsBasket (15)

Exhibit 6.247 - Consignment Agreement for #AcunaBowman10Basket (15)

Exhibit 6.248 - Consignment Agreement for #LukaFlawless9.5 (15)

Exhibit 6.249 - Consignment Agreement for #03ExquisiteBox (15)

EXHIBIT INDEX CONTINUED

Exhibit 6.250 - Consignment Agreement for #Jordan85StarBGS8.5 (15)

Exhibit 6.251 - Consignment Agreement for #NTBBallWaxBundle (15)

Exhibit 6.252 - Consignment Agreement for #BradyChampionshipTicket, #TroutBowmanPristine, #LBJExquisite, #Kobe96RefractorBGS9.5, #03ToppsChromeWax, #BradyBowman10, #KDToppsChrome10, #LBJKobeToppsBasket (15)

Exhibit 6.253 - Consignment Agreement for #SotoOrangeRefractorBGS9.5 (15)

Exhibit 6.254 - Consignment Agreement for #TroutFinestSuperfractor (15)

Exhibit 6.255 - Consignment Agreement for #BillRussellExquisiteBGS9 (15)

Exhibit 6.256 - Consignment Agreement for #YogiBerraRCPSA9 (15)

Exhibit 6.257 - Consignment Agreement for #TraeYoungFlawlessGreenBGS9 (15)

Exhibit 6.258 - Consignment Agreement for #Brady2000SPXSpectrumBGS9.5 (15)

Exhibit 6.259 - Consignment Agreement for #MPJChampionshipTicket (15)

Exhibit 6.260 - Consignment Agreement for #ErlingHaalandPSA10Basket (15)

Exhibit 6.261 - Asset Management Agreement for Series 2.156 through 2.213 added by Amendment No. 10 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibit 2.155 (15)

Exhibit 8 - Form of Escrow Agreement (5)

Exhibit 9 - Letter from Prior Auditors

* † ††

Filed herewith

Confidential treatment has been requested for a portion of this Exhibit pursuant to Rule 406.

Certain confidential information contained in this Exhibit has been redacted pursuant to the Instruction to Item 17 of Form 1-A.

(1)	Incorporated by reference from the Issuer’s Offering Statement on Form 1-A filed with the Commission on March 13, 2020.
(2)	Incorporated by reference from the Issuer’s Amended Offering Statement on Form 1-A/A filed with the Commission on May 8, 2020.
(3)	Incorporated by reference from the Issuer’s Amended Offering Statement on Form 1-A/A filed with the Commission on July 13, 2020.
(4)	Incorporated by reference from the Issuer’s Current Report on Form 1-U filed with the Commission on September 1, 2020.
(5)	Incorporated by reference from the Issuer’s Offering Circular filed with the Commission pursuant to Rule 253(g)(2) on October 26, 2020.

(6)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A POS filed with the Commission on September 16, 2020.
(7)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on September 30, 2020.
(8)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on October 16, 2020.
(9)	Document not filed because substantially identical to Exhibit No. 6.18
(10)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on November 6, 2020.
(11)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on December 11, 2020.
(12)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on December 30, 2020.
(13)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on February 1, 2021.
(14)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on March 15, 2021.
(15)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on April 21, 2021.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COLLECTABLE SPORTS ASSETS, LLC

By:	CS Asset Manager, LLC, its managing member

By:	/s/ Ezra Levine
Name:	Ezra Levine
Title:	CEO

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Jason Epstein		Director and President of	May 5, 2021
Name: Jason Epstein		CS Asset Manager, LLC
(Principal Executive Officer)

/s/ Ezra Levine		Director and Chief Executive Officer of	May 5, 2021
Name: Ezra Levine		CS Asset Manager, LLC
(Principal Executive Officer)

/s/ Ross Schimel		Director and Chief Financial Officer of	May 5, 2021
Name: Ross Schimel		CS Asset Manager, LLC
(Principal Financial Officer)

CS ASSET MANAGER, LLC		Managing Member	May 5, 2021
By:	/s/ Ezra Levine
Name:	Ezra Levine
Title:	CEO